Exhibit 10.1

100 HIGH STREET

BOSTON, MASSACHUSETTS

OFFICE LEASE AGREEMENT

BETWEEN

MA-100 HIGH STREET, L.L.C., a Delaware limited liability company

(“LANDLORD”)

AND

INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation

(“TENANT”)

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (this “Lease”) is made and entered into as of July 24, 2009 (the “Lease Execution Date”), by and between MA-100 HIGH STREET, L.L.C., a Delaware limited liability company (“Landlord”) and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation (“Tenant”).  The following exhibits and attachments are incorporated into and made a part of this Lease:  Exhibit A-1 (Outline and Location of 16th Floor), Exhibit A-2 (Outline and Location of 17th Floor), Exhibit A-3 (Outline and Location of Data Center), Exhibit A-4 (Outline and Location of 15th and 18th Floors), Exhibit A-5 (Outline and Location of 18th and 19th Floors), Exhibit A-6 (Tenant’s Proposed Alteration Layout on 16th Floor), Exhibit B (Expenses and Taxes), Exhibit C (Outline and Location of the Roof Space), Exhibit D (Commencement Letter), Exhibit E (Building Rules and Regulations), Exhibit F (Intentionally Deleted), Exhibit G (Notice of Lease), Exhibit H (Definition of Shell Condition), Exhibit I (Form of SNDA), Exhibit J (Janitorial Cleaning Specifications), Exhibit K (Plans and Specifications for Generator and Scope of Work), Exhibit L (Outline and Location of Generator Area and Fuel Tank Area), Exhibit M (Proposed Electrical Routing of Electrical Lines for Generator), Exhibit N (Rentable Square Footage of Floors 14 through 20) and Exhibit O (Outline and Location of Demising Wall for a Partial Floor Contraction).

1.                                      Basic Lease Information.

1.01         “Building” shall mean the building located at 150 Federal Street, Boston, Massachusetts 02110, which address is expected to be changed to 100 High Street, Boston, Massachusetts 02110 after the execution of this Lease.  Landlord agrees to use reasonable efforts to cause such address change to occur within ninety (90) days after the Lease Execution Date.  Notwithstanding anything to the contrary in this Lease, Landlord shall reimburse Tenant for any actual costs incurred by Tenant with respect to its stationery and its web site arising out of or in connection with Landlord’s failure to change the address of the Building as provided above within one hundred twenty (120) days after the execution of this Lease.  “Rentable Square Footage of the Building” is deemed and agreed to be 552,731 rentable square feet.

1.02         “Premises” shall mean the Initial Premises and the Additional Premises collectively, as the same may be expanded or contracted to the extent permitted in this Lease.  If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. Prior to the Commencement Date for the Additional Premises, the “Rentable Square Footage of the Premises” shall be the rentable square footage of the Initial Premises as set forth in Section 1.03 below. After the Commencement Date for the Additional Premises, the “Rentable Square Footage of the Premises” shall be deemed and agreed to be either (i) 72,607 rentable square feet, or (ii) 73,076 rentable square feet, as determined in accordance with Section 1.04.  The Rentable Square Footage of the Premises shall be adjusted as the Premises may be expanded or contracted to the extent permitted in this Lease by utilizing the modified BOMA/ANSI Z65.1-1996 method of measurement which, in each instance, shall be consistent with the measurements set forth in Exhibit N.

1.03         “Initial Premises” shall be deemed and agreed to be 35,847 rentable square feet, consisting of the 18,229 rentable square feet, located on the 16th floor of the

Building, as more particularly shown on Exhibit A-1 attached hereto and the 17,618 rentable square feet, located on the 17th floor of the Building, as more particularly shown on Exhibit A-2 attached hereto.  That portion of the Initial Premises located on the 16th floor which is to be used by Tenant for its data center shall be referred to as the “Data Center Space,” and such Data Center Space is shown on Exhibit A-3 attached hereto and shall be deemed and agreed to be 3,426 rentable square feet.  The remaining portion of the 16th Floor shall be referred to as the “Phase II 16th Floor Space” and shall be deemed and agreed to be 14,803 rentable square feet.  Tenant shall be permitted to install doors and walls on the 16th Floor and such other Alterations (as defined in Section 10) as Tenant deems necessary to secure the Data Center Space subject to (a) Landlord’s approval of the plans and specifications, which approval shall not be unreasonably withheld, conditioned or delayed, and (b) Tenant’s compliance with all other provisions of this Lease and all Law with respect thereto.  Landlord hereby consents to Tenant’s proposed alteration layout on the 16th Floor as shown on the plan attached hereto as Exhibit A-6; however, such consent shall apply only to the proposed locations of the various elements and Tenant shall continue to be obligated to comply with this Lease with respect to all proposed Alterations, including without limitation, Section 4 and Section 10.

1.04         “Additional Premises”  shall be deemed and agreed to be two (2) additional floors as determined by Landlord by notice to Tenant on or before February 1, 2010, which may be either (i) the 15th floor and the 18th floor, deemed and agreed to be 36,760 rentable square feet, as more particularly shown on Exhibit A-4 attached hereto, or (ii) the 18th floor and the 19th floor, deemed and agreed to be 37,229 rentable square feet, as more particularly shown on Exhibit A-5 attached hereto.  Failure by Landlord to provide such notice shall not affect Landlord’s or Tenant’s obligations with respect to the Additional Premises, and if Landlord has not provided such notice by such date, then the Additional Premises shall be deemed to be the 15th Floor and the 18th Floor.

1.05         “Base Rent”:

Portion of the Premises	Period	Annual Rate Per Square Foot	Monthly Base Rent
Initial Premises (assuming exclusion of Phase II 16th Floor Space)	*the “Initial Premises Commencement Date” as defined in Section 1.09 below) to the Initial Term Expiration Date (as defined in Section 1.09 below)	$43.50	$76,284.50**

Additional Premises (assuming inclusion of Phase II 16th Floor Space)	* the “Additional Premises Commencement Date” as defined in Section 1.09 below) to the Initial Term Expiration Date	$43.50	Either (i) $186,915.88 or (ii) $188,616.00, as determined in accordance with Section 1.04 and as the same may be affected by the exercise by Tenant of the Contraction Option**

*Rent shall be abated (a) from the Initial Premises Commencement Date for a period of six and one-half (6 ½) calendar months with respect to the Initial Premises (except for the Phase II 16th Floor Space for which Rent shall be abated until the earlier of (1) the Additional Premises Rent Commencement Date and (2) the occupancy thereof for the conduct of Tenant’s business), and (b) from the Additional Premises Commencement Date for a period of six and one-half (6 ½) calendar months with respect to the Additional Premises (each such six and one-half month period, an “Abatement Period”).  The later of (i) the day after the applicable Abatement Period or (ii) the applicable Rent Floor Date (as defined below) shall be the relevant “Rent Commencement Date” for the Initial Premises (except for the Phase II 16th Floor Space for which the Rent Commencement Date shall be the earlier of (1) the Additional Premises Rent Commencement Date and (2) the occupancy thereof for the conduct of Tenant’s business and (3) where the Contraction Premises consists of the entire Additional Premises, such that the actual Additional Premises Rent Commencement Date would never occur, the date that is fourteen and one-half (14 ½) calendar months after the date of Tenant’s Contraction Notice) and the Additional Premises, as applicable.  The “Rent Floor Date” (i) for the Initial Premises shall be November 16, 2010, and (ii) for the Additional Premises shall be December 16, 2011.  The Rent Commencement Date for each of the Initial Premises and the Additional Premises may also be postponed further as set forth in Section 3.04.  Notwithstanding any contrary provision in this Lease, the actual “Rent Commencement Date” with respect to the Initial Premises and/or the Additional Premises shall be postponed on a day for day basis for each day of Landlord Delay, as defined below in Section 4.10, but only if such Landlord Delay has not postponed the Rent Commencement Date under Section 3.04.  All references to the “Rent Commencement Date” shall be deemed to refer to the Rent Commencement Date, as so postponed/extended by Section 3.04 or Section 4.10.

**Monthly Base Rent for the Initial Premises may be increased pursuant to Tenant’s occupancy of the Phase II 16th Floor Space prior to the Additional Premises Rent Commencement Date for the conduct of Tenant’s business as set forth in the foregoing footnote.  Monthly Base Rent for the Additional Premises may be adjusted upon the exercise by Tenant of the Contraction Option as defined in Section 27, such that Monthly Base Rent shall equal (i) $43.50 times (ii) the reduced Rentable Square Footage of the Additional Premises divided by (iii) twelve (12).

1.06         “Tenant’s Pro Rata Share”:  shall be the percentage from time to time equal to (i) 100 times (ii) the Rentable Square Footage of the Premises divided by the Rentable Square Footage of the Building.

1.07         With respect to the Initial Premises (except for the Phase II 16th Floor Space unless the same is occupied for the conduct of business by Tenant prior to the Additional Premises Commencement Date in which case the Phase II 16th Floor Space shall be treated as part of the Initial Premises for purposes of this Section from and after the commencement of Tenant’s occupancy thereof for the conduct of business) during the Initial Term (defined below), “Base Year” for Taxes (defined in Exhibit B):  Fiscal Year (defined below) 2011 (i.e.,  July 1, 2010 to June 30, 2011); “Base Year” for Expenses (defined in Exhibit B):  calendar year 2010.

With respect to the Additional Premises and the Phase II 16th Floor Space (unless the Phase II 16th Floor Space is treated as part of the Initial Premises as provided in the preceding paragraph) during the Initial Term, “Base Year” for Taxes:  Fiscal Year 2012 (i.e., July 1, 2011 to June 30, 2012); “Base Year” for Expenses:  calendar year 2011.

With respect to the Premises during the Extension Term (defined in Section 28) if the Tenant has exercised its Extension Option (defined in Section 28), “Base Year” for Taxes:  Fiscal Year 2022 (e.g., July 1, 2021 to June 30, 2022); “Base Year” for Expenses:  calendar year 2021.

For purposes hereof, “Fiscal Year” shall mean the Base Year for Taxes and each period of July 1 to June 30 thereafter.

1.08         The “Term” shall mean the Initial Term (as defined below) together with the Extension Term if the Tenant has exercised its Extension Option.  In addition, Landlord and Tenant shall also execute and Tenant may register or record, as appropriate, at Tenant’s cost and expense, a Notice of Lease in the form attached as Exhibit G.  Landlord agrees to provide, at its cost and expense, any necessary proof of authority required by the relevant registry of deeds in order to register or record the Notice of Lease.

1.09         The “Initial Term” shall commence for each component of the Premises on the applicable Commencement Date (as defined below), and expire, unless sooner terminated in accordance with this Lease, on the date that is ten (10) years from the Additional Premises Commencement Date, provided, however, if such date falls on a day other than the last day of a calendar month then such date shall be extended until the last day of such calendar month (the “Initial Term Expiration Date”).   Subject to the terms of Section 3.01, the Commencement Date for the Initial Premises shall mean the date that is nine (9) calendar months after the Delivery Date (as defined in Section 3.01) for the Initial Premises (the “Initial Premises Commencement Date”), and the Commencement Date for the Additional Premises shall mean the date that is eight (8) calendar months after the Delivery Date for the Additional Premises (the “Additional Premises Commencement Date”).  Notwithstanding the foregoing, Landlord agrees to use best efforts to allow Tenant to have access to each component of the Premises prior to the applicable Delivery Date in order to make the Initial Alterations (as defined in Section 1.15), all subject to obtaining Landlord’s prior approval of any plans and specifications relating thereto as more particularly set forth, and to the extent required, in Section 4 and Section 10.  Prior to any such entry onto the Premises, Tenant shall deliver to Landlord certificates of insurance evidencing the coverages required under this Lease.  With respect to the period commencing upon such early entry, all of Tenant’s obligations under this Lease shall commence (other than its obligation to pay Rent (as defined in Section 5.01 and which includes, without limitation, all Expenses and Taxes, which obligations shall only commence on the applicable Rent Commencement Date); however, notwithstanding the foregoing and any other provision of this Lease to the contrary, to the extent separately metered or submetered and not part of Expenses, Tenant’s obligation to pay all utility charges shall commence on the earlier of (a) the date on which Tenant commences business operations at the Premises and (b) the applicable Rent Commencement Date.

1.10         “Broker(s)”:  Colliers Meredith & Grew and GVA Thompson Hennessey & Partners.

1.11         “Permitted Use”:  General office purposes, including the right to install and operate a generator and a data center ancillary to general office purposes.

1.12         “Notice Address(es)”:

Landlord:	Tenant:

MA-100 High Street, L.L.C. c/o Equity Office 125 Summer Street, 17th Floor Boston, Massachusetts 02110 Attn: Property Manager	Investment Technology Group, Inc. Attn: General Counsel 380 Madison Avenue New York, New York 10017

With a copy of any notices to Landlord shall be sent to:

Equity Office

Two North Riverside Plaza

Suite 2100

Chicago, Illinois 60606

Attn: General Counsel

and a copy to:

Nutter, McClennen & Fish, LLP

155 Seaport Boulevard

Boston, Massachusetts 02210

Attn : Michael F. Burke, Esq.

and a copy to:

Neal, Gerber & Eisenberg LLP

Two North LaSalle Street

Suite 1700

Chicago, Illinois 60602

Attn: Audrey E. Selin, Esq.

With a copy of any notices to Tenant shall be sent to:

Investment Technology Group, Inc.

Attn : Facilities Manager

44 Farnsworth Street

Boston, Massachusetts 02210

and a copy to :

Brennan, Dain, Le Ray, Wiest, Torpy & Garner, P.C.

129 South Street

Boston, Massachusetts 021111

Attn: Joseph Torpy, Esq.

and a copy to:

GVA Thompson Hennessey & Partners

125 High Street

Suite 1000

Boston, Massachusetts 02110

Attn : John Hennessey

1.13         “Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”).  Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located.  “Building Service Hours” are 8:00 A.M. to 6:00 P.M. on Business Days and 8:00 A.M. to 1:00 P.M. on Saturdays.

1.14         “Landlord Work” means the work, if any, that Landlord is obligated to perform in order to deliver the Premises in the condition described on Exhibit H attached to this Lease (“Shell Condition”).

1.15         “Initial Alterations” means all improvements and alterations necessary or desired to prepare the Premises for initial occupancy by Tenant, excepting only the Landlord Work.

1.16         “Property” means the Building, the existing parking facilities, and the parcel(s) of land on which it is located and, at Landlord’s discretion, other improvements, if any, serving the Building and the parcel(s) of land on which they are located.  The Building is part of the 150 Federal Street Condominium (the “Condominium”) created by Master Deed dated September 30, 1988 and recorded with the Suffolk County Registry of Deeds (the “Registry”) in Book 15066, Page 201 (the “Master Deed”).

1.17         Tenant shall not record this Lease but shall have the right to record a memorandum or notice of this Lease, at Tenant’s cost and expense (and in a form attached as Exhibit G or other form reasonably satisfactory to Landlord).  If this Lease is terminated before the Term expires, upon Landlord’s request the parties shall execute, deliver and record an instrument acknowledging the above and the date of the termination of this Lease.

2.                                      Lease Grant.

Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord.  Tenant has the non-exclusive right to use any portions of the Property that are designated by Landlord for the common use of tenants as well as (a) the parking areas serving the Building to the extent more particularly described in, and in accordance with, the terms and conditions of Section 34 below, (b) the driveways and walkways necessary for access to the Building and/or such parking areas, (c) the entrances, lobbies, stairways between full floors of the Premises (in cases of emergency situations, Tenant shall have access to the fire egress stairwell between all floors of the Building), and passenger elevators of the Building, (d) the loading docks and freight elevators serving the Building, (e) the roof and other areas to the extent specified in this Lease, and (f) the heating, ventilating, air conditioning, plumbing, electrical, emergency and other mechanical systems and equipment serving the Premises in common with other portions of the Building (collectively, the “Common Areas”), all such use to be in accordance with the Rules and Regulations (as defined below), all other provisions of this Lease, and all Law.  Landlord shall not during the term of this Lease reduce access to, reconfigure, or reduce the area of the Common Areas unless the same does not unreasonably interfere with Tenant’s use and enjoyment of the Premises or increase Tenant’s Pro Rata Share hereunder.  In no event will the rentable area measurements of the Premises be increased during the Term (as may be extended) except pursuant to Section 29, Section 30, or Section 31.  Landlord represents and warrants to Tenant that, as of the date of this Lease, Landlord: (i) is the sole owner of all of the units in, and 100% of the common areas and facilities of, the Condominium, and (ii) is solely in control of the organization of unit owners of the Condominium.  Landlord agrees that Landlord, and its successors and assigns, shall be and remain the sole owner of all of the units in, and 100% of the common areas and facilities of, the Condominium, as well as solely in control of the organization of unit owners of the Condominium, until the earlier to occur of: (a) the expiration or earlier termination of the Term of this Lease, and (b) removal of the property of which the Premises are a part from the effects of M.G.L. Chapter 183A, which removal is hereby approved in advance by Tenant whereupon this Lease shall become a direct lease with the Landlord or its affiliate as the owner of the Building.  Landlord hereby reserves the right to collapse the existing condominium structure, that is, remove the Building from the effects of M.G.L. Chapter 183A as aforesaid and agrees to use commercially reasonable efforts to do so as soon as reasonably practicable.

3.                                      Preparation of Premises.

3.01                         Landlord shall deliver exclusive possession of the Initial Premises in Shell Condition by the date which is thirty (30) days from the date hereof and shall deliver exclusive possession of (a) the Additional Premises (if the Contraction Option, as defined in Section 27 below, is not exercised) or (b) the applicable portion of the Additional Premises (if the Contraction Option is not fully exercised) in Shell Condition by the date that is no later than 120 days after the earlier of (i) the expiration of the Contraction Deadline, as defined in Section 27 below, without any exercise of the Contraction Option by Tenant, (ii) the exercise by Tenant of such Contraction Option such that some or all of the Additional Premises shall constitute part of the Premises after such exercise, or (iii) the receipt by Landlord of a written waiver of such Contraction Option) (each, a “Projected Delivery Date”).  Notwithstanding the foregoing, Landlord shall not be required to deliver to each component of the Premises the new VAV boxes (as differentiated from the Certified VAV Boxes (as defined below), which Certified VAV Boxes shall be delivered as part of the Shell Condition) until the date that is eight (8) weeks after the date that Tenant submits to Landlord its design development drawings specifying the type of new VAV boxes to be delivered to each component of the Premises (which drawings must be approved by Landlord in accordance with the approval procedures of this Lease; however, it is also agreed that where VAV boxes exist at the Premises as of the date hereof (which for purposes of this Lease shall be referred to as the “Certified VAV Boxes”), Landlord shall not be required to replace the same but rather to remove the same from their current locations and store the same in the Premises for future re-installation by Tenant.  All VAV Boxes shall be delivered as more particularly provided in Exhibit H.  Failure to deliver the new VAV boxes in the required time frame (the “VAV Box Deadline”) shall be considered a failure to meet the Projected Delivery Date only if Tenant’s construction schedule is delayed as a result of such delay in which case the Delivery Date for that portion of the Premises shall be retroactively adjusted to account for the construction delay caused by the delayed VAV Box delivery on a day for day basis.  A “Delivery Date” shall mean the actual date of delivery by Landlord of exclusive possession of each of the Initial Premises and the Additional Premises in broom clean condition, free of all tenants, occupants and personal property, with the Landlord Work therein Substantially Complete, and with all Building systems serving the Premises in good working order and condition to the extent required as part of the Landlord Work.

3.02                         The Landlord Work shall be deemed to be “Substantially Complete” on the date that all Landlord Work has been performed, other than any details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with the Initial Alterations in the Premises or Tenant’s use and occupancy of the Premises or Tenant’s ability to proceed with the Initial Alterations or to obtain a certificate of occupancy.  All Landlord Work shall be performed in a good and workmanlike manner, and such performance shall be in compliance with all Law which is applicable to such performance.  If Landlord is delayed in the performance of the Landlord Work as a result of the acts or negligent omissions of Tenant, the Tenant Related Parties (defined in Section 14) or their respective contractors or vendors unless resulting from an act or omission constituting a Landlord Delay (as defined in Section 4.09), including, without limitation (i) changes requested by Tenant to the scope of Landlord’s Work, Tenant’s failure to comply with any of its obligations under this Lease, or Tenant’s specification of any materials or equipment with long lead times to the extent such long lead items are not known by Landlord prior to the execution of this Lease (provided, however, that Landlord shall promptly notify Tenant of the estimated amount of delay associated with any such long lead item and Tenant shall have the option to change its specification such that such delay shall not occur, and, if so, no Tenant Delay shall be deemed to have occurred as a result of said long lead time item), (ii) in instances for which this Lease specifies no period in which Tenant shall act, any failure by Tenant to respond to any reasonable request for information relating to the Landlord Work or otherwise to cooperate reasonably with Landlord, within a reasonable time after receiving from Landlord a written request for such information or cooperation (not to exceed ten (10) Business Days), unless the applicable provision deems the same to be approved; and (iii) any interference by Tenant with the performance of the Landlord Work (each a “Tenant Delay”), for purposes of determining the applicable Delivery Date, the Landlord Work shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete the Landlord Work absent any Tenant Delay (provided, however, that Landlord shall retain the obligation to Substantially Complete the Landlord Work even if Landlord Work has been deemed Substantially Complete as provided above).  Notwithstanding the foregoing, no Tenant Delay shall be deemed to have occurred until Landlord has given Tenant notice of the claimed Tenant Delay and Tenant shall have failed to cure the condition giving rise to such Tenant Delay within two (2) Business Days after receipt of said notice.  Notwithstanding anything to the contrary in Section 1.09 above, Landlord’s failure to Substantially Complete the Landlord Work and deliver any portion of the Premises in the condition required hereunder by the applicable Projected Delivery Date (described in Section 3.01) shall not be a default by Landlord or otherwise render Landlord liable for damages except as provided in Section 3.04 below.  In addition, Landlord shall also be liable under said Section 3.04, and only under said Section 3.04, if Tenant is unable to obtain a certificate of occupancy due to the failure of the existing bathrooms in the Initial Premises and the Additional Premises as shown on Exhibit A-1, Exhibit A-2, Exhibit A-4 and Exhibit A-5 (the “Existing Bathrooms”) to comply with Law (even if the failure is triggered by the Initial Alterations).  Notwithstanding the foregoing, if any element of the Initial Alterations is in violation of Law, Tenant, and not Landlord, shall be responsible to cure such violation.  The days by which Tenant’s receipt of a certificate of occupancy is delayed as a result of such non-compliance are hereinafter referred to as an “Existing Bathroom Landlord Delay”.  Promptly after the determination of the Commencement Date, Landlord and Tenant shall execute and deliver a commencement letter in the form attached as Exhibit D (the “Commencement Letter”).  Tenant’s failure to execute and return the Commencement Letter, or to provide written objection to the statements contained in the Commencement Letter, within thirty (30) days after the date of the Commencement Letter shall be deemed an approval by Tenant of the statements contained therein.

3.03                         Subject to Landlord’s obligation, if any, to perform Landlord Work and other obligations of Landlord expressly provided herein, the Premises are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord.  Except for a one (1) year warranty on any Landlord Work, by taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition.  Except as otherwise provided in this Lease, Tenant shall not be permitted to take possession of or enter the Premises prior to the Delivery Date without Landlord’s permission, which Landlord agrees to use best efforts to accommodate in connection with Tenant preparing for Initial Alterations.  Following the applicable Delivery Date, Landlord and Tenant shall be subject to all of the terms and conditions of this Lease and Tenant shall be permitted to use and occupy the applicable portion of the Premises for any purpose permitted under this Lease (that is, the Permitted Use); provided, however, that Tenant shall not be required to pay Rent for any entry or possession or use, or for any reason whatsoever, before the applicable Rent Commencement Date (except for (a) the cost of services requested by Tenant (e.g. after hours HVAC service) at any time and (b) all utilities for which Tenant is separately metered or submetered commencing on the earlier of (a) the date on which Tenant commences business operations at the Premises and (b) the applicable Rent Commencement Date).

3.04                        Late Delivery.

(a)           Notwithstanding anything to the contrary in this Lease, Landlord’s only liability with respect to delay in delivery of the Initial Premises or the Additional Premises or for an Existing Bathroom Landlord Delay (as defined in Section 3.02) or a Generator Landlord Delay (as defined in Section 32.01) shall be that (a) the Rent Commencement Date (i) for the Initial Premises shall be postponed for the total of two (2) days for each day after the applicable Projected Delivery Date that the actual Delivery Date occurs with respect to such portion of the Premises after deducting from such total the number of days of Tenant Delay, (ii) for the Additional Premises shall be postponed for the total of two (2) days for each day after the applicable Projected Delivery Date that the actual Delivery Date occurs with respect to such portion of the Premises after deducting from such total the number of days of Tenant Delay (each, a “Delivery Delay”), (b) the Rent Commencement Date for the Initial Premises shall be postponed for an additional amount of two (2) days for each day of Existing Bathroom Landlord Delay, as defined in Section 3.02, related to the Existing Bathrooms in the Initial Premises, (c) the Rent Commencement Date for the Additional Premises shall be postponed for an additional amount of two (2) days for each day of Existing Bathroom Landlord Delay, as defined in Section 3.02, related to the Existing Bathrooms in the Additional Premises, and (d) the Rent Commencement Date for the Initial Premises shall be postponed for an additional amount of two (2) days for each day of Generator Landlord Delay, as defined in Section 32.01.  The provisions of this subsection 3.04(a) shall apply even if any Delivery Delay, Generator Landlord Delay, or Existing Bathroom Landlord Delay was caused by Force Majeure.

(b)           Landlord shall indemnify, defend and hold Tenant harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Tenant by its existing landlord with respect to space currently leased by Tenant at Farnsworth Street, Boston, Massachusetts but only to the extent arising out of, or in connection with, such landlord’s loss of an executed new lease transaction directly resulting from a holdover by Tenant at said Farnsworth Street space due to either (i) a Delivery Delay with respect to the Initial Premises, (ii) a Generator Landlord Delay, as defined in Section 32.01, or (iii) an Existing Bathroom Landlord Delay, as defined in Section 3.02, related to the Existing Bathrooms in the Initial Premises.  Landlord shall indemnify, defend and hold Tenant harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant by its existing landlord with respect to space currently leased by Tenant at Summer Street, Boston, Massachusetts but only to the extent arising out of, or in connection with, such landlord’s loss of an executed new lease transaction directly resulting from a holdover by Tenant at such Summer Street space due to either (A) a Delivery Delay with respect to the Additional Premises or (B) an Existing Bathroom Landlord Delay, as defined in Section 3.02, related to the Existing Bathrooms in the Additional Premises.  Notwithstanding any provision of this Lease to the contrary, with respect to this subsection 3.04(b) only, any Delivery Delay, Generator Landlord Delay, or Existing Bathroom Landlord Delay shall not be deemed to have occurred if such delay was caused by Force Majeure.  Landlord shall have the right to participate in the defense of such matters and shall have a right of approval over any settlement, which approval shall not be unreasonably withheld, and Tenant shall cooperate with Landlord with respect to the defense thereof.  Tenant represents that the expiration date of its Farnsworth Street lease is April 30, 2010 and of its Summer Street lease is May 31, 2011.  In all events, however, Landlord shall use good faith efforts to timely deliver the Initial Premises, the Additional Premises, and the Generator by the applicable delivery date, and upon any failure to deliver by such date, Landlord shall continue to use best efforts to deliver the same as soon as reasonably practicable thereafter.

4.                                      Initial Alterations and Allowance.

4.01                         Promptly after the delivery to Tenant of each portion of the Premises, Tenant shall commence the construction of the Initial Alterations in the respective component of the Premises and thereafter shall diligently prosecute the Initial Alterations to completion.  All of the Initial Alterations shall be considered to be an Alteration and shall be performed in accordance with and subject to the terms and conditions of Section 10 and this Section 4.  Unless Tenant and Landlord agree that Landlord will serve as general contractor or construction manager, Landlord shall not be entitled to any compensation, overhead charges, review fees or any payments whatsoever, in connection with the Initial Alterations.  Notwithstanding any provision herein to the contrary, (i) Tenant shall have the right, at Tenant’s sole cost and expense, to install interconnecting stairways between floors of the Premises, subject to Landlord’s approval of the specifications only, which approval shall not be reasonably withheld, conditioned or delayed, it being agreed that it shall not be unreasonable if Landlord withholds its consent to Alterations which materially, adversely affect the structure or any system of the Building, and in all events, such Alterations shall be subject to the provisions of Section 10; and (ii) Tenant shall also have the right to use the existing fire egress stairwell for access and egress between full floors of the Premises to the extent permitted by Law, and Tenant shall be permitted, at Tenant’s option, to improve the fire egress stairwell with carpeting, paint and the installation of light fixtures and card access readers/entry systems on full floors of the Premises and such other alterations as (a) are acceptable to Landlord in Landlord’s reasonable discretion and (b) in compliance with all Law.

4.02                         Tenant, following the delivery of each component of the Premises by Landlord on the applicable Delivery Date, shall have the right to make Initial Alterations in each component of the Premises.  Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in any portion of the Premises unless and until Tenant has complied with all of the terms and conditions of Section 10 of this Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with Law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design.  Notwithstanding the foregoing, upon written request by Tenant, (a) a representative of Landlord shall attend construction meetings, (b) Landlord shall cooperate with Tenant in obtaining building permits, (c) Landlord shall provide Building and system plans and respond to requests of Tenant’s architects, and (d) Landlord shall facilitate the efforts of Tenant and its contractor so as to achieve timely performance of the Initial Alterations.  Landlord’s approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld, conditioned or delayed, and shall comply with the time periods set forth in Section 10. The parties agree that Landlord’s approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld or conditioned if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease, (iii) does not have the ability to be bonded for the work in an amount of no less than 125% of the total estimated cost of the Initial Alterations; provided, however, that the issuance of bonds shall not be required unless an Event of Default (as defined below) exists, as more particularly set forth in Section 13 below, (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state/municipality in which the Premises is located.  Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

4.03                         Provided that no Event of Default has occurred, Landlord agrees to contribute an allowance equal to $65.00 per rentable square foot of the Premises toward the cost of performing the Initial Alterations in preparation of Tenant’s occupancy of the Premises and as otherwise applied in accordance with the terms of this Lease (the “Initial Alterations Allowance”).  The Initial Alterations Allowance may only be used for (a) hard costs in connection with the design and construction of the Initial Alterations, (b) costs of architectural, design and engineering services related thereto, and (c) costs of wiring the Premises and the cost of any furniture or fixtures to be used by Tenant in the Premises; provided, however, that Tenant may not apply more than $10.00 per rentable square foot of the Initial Alterations Allowance toward the cost of furniture, fixtures and equipment.  Tenant may request disbursement of the Initial Alterations Allowance in whole or in part subject to the requirements below.  Tenant may request reimbursement on a monthly basis or in such longer increments as Tenant elects.  The Initial Alterations Allowance shall be paid to Tenant within 30 days following receipt by Landlord of (1) receipted bills covering all labor and materials expended and used in the Initial Alterations and for which Tenant is seeking payment; (2) a sworn contractor’s affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done to date; (3) waivers of lien from the contractor for the work which is included in the requisition; and (4) the certification of Tenant and its architect that the portion of the Initial Alterations which are the subject of the requisition have been installed in a good and workmanlike manner substantially in accordance with the approved plans, and in accordance with all Law which is applicable to such work.  Within thirty (30) days after completion, Tenant shall provide as-built plans of the Initial Alterations and the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner substantially in accordance with the approved plans, and in accordance with all Law which is applicable to such work. The Initial Alterations Allowance shall be disbursed in the amount reflected on the receipted bills meeting the requirements above.  Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse more than Two Million Three Hundred Thirty Thousand Fifty-Five and 00/100 ($2,330,055.00) Dollars of the Initial Alterations Allowance, which amount represents the portion of the Initial Alterations Allowance applicable to the Initial Premises, until the Contraction Option (as defined in Section 27) has expired or has been waived by Tenant in writing or has been exercised by Tenant.  Following Tenant’s exercise or waiver or the expiration of the Contraction Option pursuant to Section 27, the amount of the Initial Alterations Allowance applicable to the Additional Premises shall be calculated per the resulting rentable square footage of the Additional Premises.  Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Initial Alterations Allowance during the continuance of an Event of Default, and Landlord’s obligation to disburse shall only resume when and if such Event of Default is cured.

4.04                         Notwithstanding anything to contrary herein, Landlord shall provide Tenant with an allowance equal to $10.00 per rentable square foot of the Premises toward Tenant’s IT, data room and telecommunication expenses (the “IT Allowance”), provided that Landlord shall have no obligation to disburse more than Three Hundred Fifty Eight Thousand Four Hundred Seventy and 00/100 ($358,470.00) Dollars of the IT Allowance, which amount represents the portion of the IT Allowance applicable to the Initial Premises, until the Contraction Option (as defined in Section 27) has expired or has been waived by Tenant in writing or has been exercised by Tenant.  Following Tenant’s exercise or waiver of the expiration of the Contraction Option pursuant to Section 27, the amount of the IT Allowance applicable to the Additional Premises shall be calculated per the resulting rentable square footage of the Additional Premises.  Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the IT Allowance during the continuance of an Event of Default, and Landlord’s obligation to disburse shall only resume when and if such Event of Default is cured.  The IT Allowance shall be disbursed by Landlord in the manner set forth above.

4.05                         [Intentionally deleted]

4.06                         To the extent not paid by Landlord prior to the date hereof, Landlord unconditionally agrees to contribute an allowance in an amount not to exceed $0.10 per rentable square feet of the Premises toward the cost of completing an initial plan of the Premises (the “Initial Plan Allowance”).

4.07                         Except for the obligation of Landlord to conduct the Landlord Work and as otherwise specified in this Lease, Tenant agrees to accept the Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or to incur any costs in connection with the construction or demolition of any improvements in the Premises, other than (a) the conduct of the Landlord Work and (b) the reimbursement of the Initial Alterations Allowance, Initial Plan Allowance and the IT Allowance (collectively, the “Landlord’s Contribution”) .  In the event that a Law applicable to the Landlord Work is in effect as of the applicable Delivery Date but such Law provides a window of time for compliance to take place thereby not requiring compliance on the Delivery Date but permitting compliance at some later point during the Term, Landlord will be responsible for such compliance, and for the cost thereof, by the date required such Law.

4.08                         Notwithstanding the foregoing, so long as Tenant is not in default under this Lease beyond notice and cure periods and this Lease is in full force and effect, if Landlord defaults in its obligation to fund any portion(s) of the Landlord’s Contribution when required under this Lease (a “Landlord’s Contribution Default”), Tenant may claim a Landlord’s Contribution Default by written notice to Landlord and to any Mortgagee, as defined in Section 24, holding a first mortgage on the Building (as to which Mortgagee Landlord has, by notice to Tenant, provided an address for notices), and if neither Landlord nor such Mortgagee cures such Landlord’s Contribution Default within thirty (30) days of Landlord’s receipt of Tenant’s claim of a Landlord’s Contribution Default and neither Landlord nor such Mortgagee disputes the validity of the claimed Landlord’s Contribution Default by notice to Tenant within ten (10) days of Landlord’s receipt of Tenant’s claim of a Landlord’s Contribution Default, then upon the expiration of such thirty-day period following such notice, Tenant shall be entitled to fund such amounts whereupon Tenant shall have the right to offset the amounts so funded against installments of Rent next coming due hereunder.  Notwithstanding the foregoing, if Landlord or its Mortgagee disputes any such claim, but does not dispute the validity of the entire amount claimed, any portions thereof not so disputed shall not be withheld from any such funding or, shall be subject to the Tenant’s offset right referenced above.  In addition to the foregoing, and without regard to the existence (or non-existence) of a Landlord default under this Section or elsewhere in the Lease, Tenant shall have the unconditional right to offset against installments of Rent next coming due, and all out-of-pocket attorney’s fees incurred by Tenant in connection with Tenant’s obligation to provide estoppel certificates under the terms and conditions of an SNDA (as defined in Section 24 below) with respect to this Section.

4.09                         This Section 4 shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under this Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of this Lease, whether by any options under this Lease or otherwise.  If Tenant properly exercises its rights under this Lease to add space outside of the Initial Premises or the Additional Premises, such additional space shall be delivered in its then “as-is” condition except in the case of an exercise of a Right of First Refusal if the ROFR Advice refers to a condition that is not “as is”.

4.10                         For the purposes of this Lease, a “Landlord Delay” shall mean any delay in the progress and/or completion of the Initial Alterations caused by any act or negligent omission of Landlord or Landlord Related Parties unless resulting from an act or omission constituting a Tenant Delay, including, without limitation (i) any failure by Landlord to deliver to Tenant any draft, revised or final versions of plans to be prepared by or at the direction of Landlord hereunder or to take any other action or provide consent or approval required of Landlord under this Lease within the periods specified in this Lease, unless the applicable provision deems the same to be approved; (ii) in instances for which this Lease specifies no period in which Landlord shall act, any failure by Landlord to respond to any reasonable request for information relating to the Initial Alterations or otherwise to cooperate reasonably with Tenant, within a reasonable time after receiving from Tenant a written request for such information or cooperation (not to exceed ten (10) Business Days), unless the applicable provision deems the same to be approved; (iii) any breach by Landlord of this Lease; and (iv) any interference by Landlord with the construction of the Initial Alterations.  Notwithstanding the foregoing, no Landlord Delay shall be deemed to have occurred until Tenant has given Landlord notice of the claimed Landlord Delay and Landlord shall have failed to cure the condition giving rise to such Landlord Delay within two (2) Business Days after receipt of said notice.

In the event that Tenant claims that Landlord has caused a Landlord Delay, the parties shall continue to perform their obligations hereunder in a manner so as to avoid any further delay.

5.                                      Rent.

5.01                         Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as “Rent”).  “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease.  Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent.  Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without further notice or demand.  All other items of Rent shall be due and payable by Tenant on or before thirty (30) days after billing by Landlord.  Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord.  If Tenant does not pay any Rent when due hereunder, Landlord may require Tenant to pay Landlord an administration fee in the amount of $250.00, provided that Tenant shall be entitled to a grace period of up to five (5) Business Days after the due date for the first two (2) late payments of Rent in a calendar year.  In addition, past due Rent shall accrue interest at 10% per annum if not paid within ten (10) days of the due date hereunder, and Tenant shall reimburse Landlord for any bank fee charged to Landlord for any checks returned by Tenant’s bank for any reason.  Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the oldest obligation due from Tenant hereunder, then to any current Rent then due hereunder, notwithstanding any statement to the contrary contained on or accompanying any such payment from Tenant.  Rent for any partial month during the Term shall be prorated.  No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction.  Except as otherwise expressly provided in this Lease, every covenant in this Lease is independent of every other covenant in this Lease.

5.02                         Tenant shall pay (i) Tenant’s Pro Rata Share of Expenses and (ii) the Taxes Allocable to the Premises in accordance with Exhibit B of this Lease.

6.                                      Compliance with Law; Use.

The Premises shall be used for the Permitted Use and for no other use whatsoever. Subject to Landlord’s obligations below and elsewhere specified in this Lease (including, without limitation, Exhibit H) regarding delivery of the Premises, Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (collectively, “Law”), regarding the operation of Tenant’s business and the particular use (as opposed to general office use), condition, configuration and occupancy of the Premises. In addition, and subject to Landlord obligations expressly provided in this Lease, Tenant shall, at its sole cost and expense, promptly comply with any Law that relates to the “Base Building” (defined below), but only to the extent such obligations are triggered by Tenant’s particular use of the Premises (as opposed to general office use) or by other act of Tenant in violation of this Lease.  Tenant shall, at its sole cost and expense, perform all Alterations or improvements in the Premises performed or requested by Tenant (not including Landlord Work) in compliance with all Law.  “Base Building” shall include the structural portions of the Building, the Existing Bathrooms and janitorial closets in the internal core of the Building (as shown on Exhibits A-1, A-2, A-4 and A-5) on the floor or floors on which the Premises are located, the mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located.  Throughout the Term, subject to Section 14, Landlord shall be responsible for the maintenance, repair and replacement of all Base Building and Common Areas, including without limitation, any maintenance, repair or replacement as to which Landlord receives notice from a governmental authority with jurisdiction thereover that the same is out of compliance with Law, except to the extent any non-compliance is triggered by Tenant as a result of its particular use or by other act of Tenant in violation of this Lease.  Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law.  Tenant shall not exceed the standard density limit for the Building which is 1 person per 150 square feet (the “Density Limit”). Tenant shall comply with the rules and regulations of the Building attached as Exhibit E, the rules and regulations of the Condominium, and such other reasonable rules and regulations of uniform applicability to office tenants adopted by Landlord from time to time (and of which Tenant is provided prior notice), including rules and regulations for the performance of Alterations (defined in Section 10.03) (collectively, the “Rules and Regulations”).  In the event of a conflict or inconsistency between the Rules and Regulations and the terms and conditions of this Lease, this Lease shall control.  Notwithstanding anything to the contrary herein, Landlord shall be responsible, at its expense, subject to the provisions of Exhibit B, for (i) delivering the Landlord Work in compliance with all Law generally existing as of the date of delivery except as set forth in Section 4.07, and (ii) delivering and maintaining the Common Areas and Base Building, in compliance with Law throughout the term of this Lease subject to Tenant’s obligations above regarding the Base Building.

7.                                      Security Deposit.

[Intentionally deleted.]

8.                                      Building Services.

8.01                         Landlord shall furnish Tenant with the following services the cost of which shall be included in Expenses: (a) at all times, hot and cold water for use in the lavatories; (b) at all times, access and use of the Building’s condenser water system which shall provide Tenant with capacity of five (5) tons of condenser water on each floor of the Premises and an additional one hundred twenty (120) tons of condenser water to support Tenant’s data center floor and Tenant’s trading floor (all of which may be allocated per floor in the Premises in any manner that Tenant desires), it being agreed that the costs thereof shall not be separately charged to Tenant but rather included in Expenses along with all costs of the services described in this Section 8.01; (c) at all times, ten (10) watts of electrical load per rentable square foot of the Premises for general power, lighting and HVAC services in accordance with terms and conditions of Section 8.02, (d) during Business Service Hours, HVAC equipment capable of (1) heating a standard office layout floor in the Building to a range of 68° F to 72° F during the winter when the temperature outside is no lower than 0° F, and (2) cooling a standard office layout floor in the Building to a range of 70° F to 74° F during the summer when the temperature outside is lower than 92° F and between 72° F and 76° F during the summer when the temperature outside is 92° F, so long as Tenant complies with the Density Limit and designs and implements the Initial Alterations and any other Alterations in a manner that does not limit the operations of such equipment; provided that (A) Tenant shall have the right to receive additional HVAC service during hours other than Building Service Hours by paying Landlord’s then standard charge for additional HVAC service (currently $75.00 per hour, as adjusted from time to time) and providing such prior notice as is reasonably specified by Landlord, and (B) Tenant shall be permitted to connect supplemental HVAC units to the Building’s condenser water loop (but only to the extent set forth in (b) above) as part of the Initial Alterations, subject to the provisions of Section 4 and Section 10, at no charge to Tenant; (e) standard janitorial service on Business Days, including those services listed on Exhibit J attached hereto, in a manner customarily performed within the janitorial industry in office buildings of similar age, size, class and composition as the Building in the Boston area, or such other reasonably comparable janitorial services designated by Landlord from time to time, subject to amendment by Landlord from time to time; (f) passenger elevator service, except in cases of emergency situations or required state testing; (g) access to the loading dock and freight elevators subject to Landlord’s approval as to timing (which approval shall not be unreasonably withheld) and provided that such use is scheduled in advance and paid for by Tenant in accordance with Landlord’s then uniformly administered policies, currently $48.50 per hour (except that Landlord shall not charge Tenant for use of the loading dock or freight elevators in connection with the Initial Alterations to both the Initial Premises and the Additional Premises); (h) access to the Building for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease and such protective services or monitoring systems, if any, as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards;  (i) access to building risers and conduits, subject to Landlord’s approval (which approval shall not be unreasonably withheld), including one (1) redundant riser to each floor for telephone and data services, provided that the installation of any equipment required in connection with Tenant’s use of such services shall be the responsibility and cost of Tenant; (j) access to the fire egress stairwell; (k) security for the Property, including a 24 hours on-site manned security desk in the lobby of the Building; (l) removal of snow and ice from the driveways and walkways of the Property; (m) commingled, single stream recycling program that allows paper, plastic, glass and metal to be recycled in any colored containers, which containers are provided for Common Areas and each desk upon Tenant’s request to Landlord; and (n) such other services as Landlord reasonably determines are necessary or appropriate for the Property.  If Landlord, at Tenant’s request, provides any services which are not Landlord’s express obligation under this Lease, including, without limitation, any repairs which are Tenant’s responsibility pursuant to Section 10 below, Tenant shall pay Landlord, or such other party designated by Landlord, the cost of providing such service plus a reasonable administrative charge.

8.02                         Electricity used by Tenant in the Premises shall be paid for by Tenant by a separate charge payable by Tenant to Landlord determined and measured by a separate check-meter.  Each floor of the Premises shall have one (1) check meter consisting of the existing check meter for normal/outlet/lighting power previously installed by Landlord.  Also, one additional check meter shall be installed by Tenant on the 2nd Floor of the Building off collection bus B, all as part of the Initial Alterations.  There shall be no administrative fee for the check meters.  Subject to Landlord’s prior written approval of the plans and specifications therefor, which approval shall not be unreasonably withheld, conditioned or delayed, Tenant may (i) install, operate and maintain in the Premises or in any other area of the Building, electrical equipment, provided that such equipment would not overload the electrical system beyond its capacity for proper, efficient and safe operation as determined by Landlord, (ii) furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices (except that in no event may Tenant install any portable heating devices), and (iii) install, operate and maintain more than its proportionate share of telephone lines and other telecommunication facilities at the Building.

8.03                         Landlord’s failure to furnish, or any interruption, diminishment or termination of any such Building services due to the application of Law, the failure of any equipment, the performance of maintenance, repairs, improvements or alterations, utility interruptions (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 3 consecutive Business Days as a result of a Service Failure covered by Landlord’s Rent Interruption Insurance (as defined below), then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the Service Failure has been cured.  If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated based on the nature and extent of the interference with Tenant’s business operations.  Landlord shall provide no less than seven (7) days advance notice of any scheduled interruption of services relating to repairs, improvements or alterations, and Landlord shall schedule the same on weekends and after-Building Service Hours to the extent the same would materially interfere with Tenant’s use of, or access to, the Premises.

9.             Required Removables.

All improvements in and to the Premises, including any Alterations (defined in Section 10.03), but not including Tenant’s Property shall remain upon the Premises at the end of the Term without compensation to Tenant, provided that Tenant, at its expense, shall remove any Cable (defined in Section 10.01 below).  In addition, Landlord, by written notice to Tenant at the time Landlord consents to such Alteration, may require Tenant, at Tenant’s expense, to remove any such Alterations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (the Cable and such other items collectively are referred to as “Required Removables”). Notwithstanding anything to the contrary herein, in no event shall Tenant be required to remove Landlord Work.  Required Removables may include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. The Required Removables shall be removed by Tenant before the Termination Date.  Tenant shall repair damage caused by the installation or removal of Required Removables.  If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense.  Tenant, at the time it requests approval for a proposed Alteration, including any Initial Alterations, may request in writing that Landlord advise Tenant whether the Alteration, including any Initial Alterations, or any portion thereof, is a Required Removable.  Within ten (10) days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the alteration or other improvements are Required Removables, and such determination shall be binding on Landlord.

10.                               Repairs and Alterations.

10.01                       Tenant, at its sole cost and expense, shall perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear, damage by fire or other casualty, damage caused by Landlord or another tenant, and taking by eminent domain excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) Alterations (described in Section 10.03); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant and located entirely within the Premises, whether such items are installed by Tenant or are currently existing in the Premises (and the Generator and Related Equipment shall also be governed by Section 32 and the Dishes/Antennae shall also be governed by Section 33); and (g) electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”).  All repairs and other work performed by Tenant or its contractors, including that involving Cable, Generator and Related Equipment and Dishes/Antennae, shall be subject to the terms of Section 10.03 below.  If Tenant fails to make any repairs to the Premises for more than fifteen (15) days after notice from Landlord, plus such additional time up to ninety (90) days as is necessary as long as Tenant diligently pursues any such repair (although notice shall not be required in an emergency), Landlord may make the repairs, and, within thirty (30) days after demand, Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 5% of the cost of the repairs.

10.02                       Landlord shall keep and maintain in good repair and working order in compliance with all Law and perform maintenance upon the: (a) structural elements of the Building; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general (excluding any portion of the Initial Alterations or any other Alterations); (c) Common Areas; (d) roof of the Building; (e) exterior windows of the Building; and (f) elevators serving the Building.  Landlord shall promptly make repairs for which Landlord is responsible.  If Landlord shall default in the performance of any covenant on Landlord’s part to be performed under this Lease for any reason other than Force Majeure, and fails to commence to cure the same within thirty (30) days after written notice given by Tenant or fails to diligently pursue such cure, then Tenant may perform the same for the account of Landlord, and in the case of emergency situations, Tenant shall not be required to provide notice and an opportunity to cure.  Any such performance by Tenant shall not impact Tenant’s right to avail itself of all rights and remedies at Law and in equity with respect to Landlord’s default aforesaid.

10.03                       Tenant shall not make alterations, repairs, additions or improvements, including without limitation, the Initial Alterations, or install any Cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed for more than five (5) Business Days, and Landlord shall provide detailed reasons for withholding approval where applicable.  In no event shall furniture be considered Alterations; however, movable or demountable partitions that could affect fire suppression distribution shall be considered Alterations.  However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”):  (a) is either (i) of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting or (ii) expected to cost less than $200,000 in any single instance or (iii) constitutes the installation, repair or removal of low voltage cabling that is internal to the Premises; (b) is not visible from either the exterior of the Premises or the exterior of the Building; (c) will not materially affect the Base Building (defined in Section 6); (d) does not require work to be performed inside the walls or above the ceiling of the Premises (except with respect to internal low voltage cabling only as aforesaid), and (e) follows all Building Rules and Regulations, including but not limited to: providing adequate notification to building management of the scope and schedule; the scheduling of freight and loading dock personnel; and the possibility of performing said work outside of regular building business hours based on the determination of property management if they so determine that said work will adversely affect the normal operations of the building including vendor access and noise.  Cosmetic Alterations shall be subject to all the other provisions of this Section 10.03 except that Tenant shall not be required to remove Cosmetic Alterations at the Termination Date unless required pursuant to Section 9 for telecommunications cabling only.  Prior to starting work, except in connection with Cosmetic Alterations, Tenant shall furnish Landlord with plans and specifications (which shall be in CAD format if reasonably requested by Landlord); except in connection with Cosmetic Alterations, names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building and Cable running between floors of the Building, as may be described more fully below; required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord and the managing agent for the Building (or any successor(s)) as additional insureds.  Tenant may designate a general contractor or construction manager other than Landlord or Landlord’s designee, which, for non-Cosmetic Alterations shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord shall have the right to designate specific contractors with respect to oversight, installation, repair, connection to, and removal of vertical Cable.  All Cable shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Cable with wire) to show Tenant’s name, suite number, and the purpose of such Cable (i) every 6 feet outside the Premises (specifically including, but not limited to, the electrical room risers and any Common Areas), and (ii) at the termination point(s) of such Cable.  Material changes to the plans and specifications must also be submitted to Landlord for its approval (which shall be granted or withheld as provided herein).  Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord, and Tenant shall ensure that no Alteration impairs any Building system or Landlord’s ability to perform its obligations hereunder.  Except with respect to the Initial Alterations, Tenant shall reimburse Landlord for any reasonable out of pocket sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations.  In addition, if, at Tenant’s request, Landlord serves as the general contractor or construction manager with respect to any non-Cosmetic Alterations, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of such non-Cosmetic Alterations equal to an agreed upon percentage (not to exceed 5%) of the cost of such non-Cosmetic Alterations.  Upon completion, Tenant shall furnish “as-built” plans (in CAD format, if requested by Landlord) for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien.  Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.

11.          Entry by Landlord.

Landlord may enter the Premises to inspect, show (during the last twelve (12) months of the Term) or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building to the extent permitted hereunder.

Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry (of no less than twenty-four (24) hours) and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises and shall cooperate with Tenant’s security requirements, which may include the obligation to accompany any entry by Landlord permitted under this Lease except in case of emergency.  Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

12.                               Assignment and Subletting.

12.01                       Except in connection with a Business Transfer (defined in Section 12.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed for more than ten (10) Business Days if Landlord does not exercise its recapture rights under Section 12.02.  Notwithstanding the foregoing, Tenant shall be permitted to host (i.e., permit to use the Premises at no charge, including providing access to desk space, phones and internet) clients in the Premises so long as any such arrangement is at no cost to the client and is covered by Tenant’s liability insurance and does not involve the use of more than 10,000 rentable square feet.  Such hosting shall not be considered a Transfer as such term is used in this Lease.  Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if (i) the proposed transferee is a governmental entity, (ii) the proposed transferee is an occupant of the Building and Landlord has available for lease comparable space in the Building, or (iii) Landlord or the proposed transferee, whether or not an occupant of the Building, has submitted a written proposal regarding the leasing of space at the Building (and in the case of an unsolicited proposal given by Landlord, only if the same is also signed by such proposed transferee) within ninety (90) days of Tenant’s request for consent.  If the entity(ies) which directly or indirectly controls the voting shares/rights of Tenant (other than through the ownership of voting securities listed on a recognized securities exchange) changes at any time, such change of ownership or control shall constitute a Transfer.  Any Transfer in violation of this Section 12 shall, at Landlord’s option, be deemed an Event of Default by Tenant as described in Section 19, and shall be voidable by Landlord.  In no event shall any Transfer, including a Business Transfer, release or relieve Tenant from any obligation under this Lease, and Tenant shall remain primarily liable for the performance of the tenant’s obligations under this Lease, as amended from time to time.

12.02                       Where Landlord’s consent is required hereunder, Tenant shall provide Landlord with financial statements for the proposed transferee, a fully executed copy of the proposed business terms of the assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request within five (5) Business Days of Tenant’s request for consent. Within ten (10) Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; or (b) reasonably refuse to consent to the Transfer in writing; or (c) in the event of an assignment of this Lease or subletting of more than 50% of the Rentable Square Footage of the Premises for more than 50% of the remaining Term (excluding unexercised options), recapture the portion of the Premises that Tenant is proposing to transfer.  If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such reduction or termination.  Tenant shall pay Landlord a review fee of $1,500.00 for Landlord’s review of any requested Transfer.  If Landlord recaptures a portion of the Premises, Landlord shall be responsible for the costs of demising the recaptured space.

12.03                       Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives in consideration of the Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer.  Tenant shall pay Landlord for Landlord’s share of the excess within thirty (30) days after Tenant’s receipt of the excess.  In determining the excess due Landlord, Tenant may deduct from the excess, on a straight-line basis, all reasonable and customary out-of-pocket expenses directly incurred by Tenant attributable to the Transfer, including, without limitation, broker’s fees, tenant payments or allowances, attorneys’ fees and improvement and alterations costs, but specifically excluding free rent unless the free rent is provided in lieu of an allowance.  If an Event of Default occurs at any time, Landlord may require that all sublease payments be made directly to Landlord until such time that said Event of Default is cured or Landlord exercises its rights under Section 20 below, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.

12.04                       Tenant may assign this Lease to a successor to Tenant by merger, consolidation or to a purchaser of substantially all of Tenant’s assets, or assign this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), without the consent of Landlord, provided that all of the following conditions are satisfied (a “Business Transfer”):  (a) an Event of Default is not then occurring; (b) Tenant has given Landlord written notice at least fifteen (15) Business Days before such Transfer unless prohibited by Law in which case notice shall be given as soon as permitted by Law; and (c) if such Transfer will result from a merger or consolidation of Tenant with another entity, then the Net Worth Requirement (as defined below) must be satisfied.  Tenant’s notice to Landlord shall include information and documentation evidencing the Business Transfer and showing that each of the above conditions has been satisfied.  If requested by Landlord, Tenant’s successor or such purchaser shall sign and deliver to Landlord a commercially reasonable form of assumption agreement.  “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant.  The “Net Worth Requirement” shall be deemed satisfied if, as of the date immediately following the date of the Transfer, the assignee, subtenant or entity with which Tenant is to merge or consolidate has a net worth, computed in accordance with generally accepted accounting principles consistently applied, at least equal to the lesser of (i) the net worth of Tenant as of the Lease Execution Date and (ii) the net worth of Tenant as of the day prior to the Transfer, as evidenced by an financial statements certified by an officer of the entity given to Landlord at least ten (10) Business Days prior to the Transfer unless prohibited by Law in which case notice shall be given as soon as permitted by Law.

12.05                       Notwithstanding anything to the contrary contained in this Section 12, neither Tenant nor any other person having a right to possess, use, or occupy (for convenience, collectively referred to in this subsection as “Use”) the Premises shall enter into any lease, sublease, license, concession or other agreement for Use of all or any portion of the Premises which provides for rental or other payment for such Use based, in whole or in part, on the net income or profits derived by any person that leases, possesses, uses, or occupies all or any portion of the Premises (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a transfer of any right or interest in the Use of all or any part of the Premises.

13.          Liens.

Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees.  For purposes of this Section a mechanic’s lien shall not be deemed to exist until a Notice of Contract and a Statement of Account are filed by a contractor or supplier.  Tenant shall give Landlord notice at least seven (7) Business Days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility.  Tenant, within ten (10) days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law and, if Tenant fails to do so, an Event of Default shall be deemed to have occurred and in addition to any other remedies available to Landlord as a result of such Event of Default, Landlord, at its option, may bond, insure over or otherwise discharge the lien.  Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees.  If an Event of Default exists, Landlord shall have the right to require Tenant to post a performance or payment bond in connection with any work or service done or purportedly done by or for the benefit of Tenant.  Tenant acknowledges and agrees that all such work or service is being performed for the sole benefit of Tenant and not for the benefit of Landlord.

14.          Indemnity and Waiver of Claims.

Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any negligence or willful misconduct (including violations of Law) of Tenant, its trustees, managers, members, principals, beneficiaries, partners, officers, directors, employees and agents (the “Tenant Related Parties”) or any of Tenant’s transferees or contractors.  Tenant hereby waives all claims against and releases Landlord and its trustees, managers, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 24) and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of parties other than Landlord, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security or protective services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord.  The waiver and release with respect to “injury to or death of persons” shall not apply to causes described in subsections (c) and (d) above where Landlord is otherwise legally responsible for such causes.  Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties (defined below) (and subject to Section 16 which Section 16 shall prevail in case of a conflict with this Section 14), Landlord shall indemnify, defend and hold Tenant and Tenant Related Parties harmless against and from all Losses (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party but only to the extent arising out of or in connection with any negligence or willful misconduct (including violations of Law) of Landlord and Landlord Related Parties.

15.                               Tenant’s Insurance.

Tenant shall maintain the following coverages in the following amounts:

15.01                       Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations and contractual liabilities, on an occurrence basis, with minimum primary limits of $1,000,000 each occurrence and $2,000,000 annual aggregate (and not more than $25,000 self-insured retention) and a minimum excess/umbrella limit of $2,000,000.

15.02                       Property insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property in the Premises installed by, for (not including any Landlord Work), or at the expense of Tenant (“Tenant’s Property”), and (ii) any Alterations (not including any Landlord Work) (“Tenant-Insured Improvements”).  Such insurance shall be written on an “all risks” of direct physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

15.03                       Worker’s Compensation and Employer’s Liability or other similar insurance to the extent required by Law.

15.04                       Form of Policies.  The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability.  Such insurance shall (i) be issued by an insurance company that has an A.M. Best rating of not less than A-VIII; (ii) be in form and content reasonably acceptable to Landlord; and (iii) provide that it shall not be canceled or materially changed without endeavoring to provide 30 days’ prior notice to Landlord, except that 10 days’ prior notice may be given in the case of nonpayment of premiums.  Tenant’s Commercial General Liability Insurance shall (a) name Landlord, Landlord’s managing agent, EOP Operating Limited Partnership, Blackhawk Parent, LLC, the 150 Federal Street Condominium Association (the “Association”) and any affiliate or mortgagee of Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance.  Tenant shall deliver to Landlord, on or before the Commencement Date and not later than 5 days after the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 28” (Evidence of Commercial Property Insurance) and “ACORD 25-S” (Certificate of Liability Insurance) or the equivalent.  Attached to the ACORD 25-S there shall be an endorsement naming the Additional Insured Parties as additional insureds which shall be binding on Tenant’s insurance company.

15.05                       Tenant shall maintain such increased amounts of the insurance required to be carried by Tenant under this Section 15, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord in writing at least sixty (60) days in advance, but not in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.  Landlord shall maintain (i) Property insurance covering the Building (including the Landlord Work but excluding all Alterations), and (ii) rent interruption insurance for up to one (1) year (“Rent Interruption Insurance”), and (iii) Commercial General Liability

Insurance, on an occurrence basis, with minimum primary limits at least equal to those required of Tenant above.  Such insurance shall be written on an “all risks” of direct physical loss or damage basis, for the full replacement cost value (subject to deductible amounts) without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, together with such other insurance coverage as Landlord, in its reasonable judgment, may elect to maintain.

16.          Subrogation.

Each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other for any loss of or damage to property, whether resulting from such party’s negligence or willful misconduct or otherwise, which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by insurance.  For purposes of this Section 16, any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance.

17.                               Casualty Damage.

17.01                       Tenant shall keep the Tenant-Insured Improvements insured against loss or damage caused by any peril covered under fire and all risk insurance in accordance with Section 15.02 of this Lease.  The proceeds of such Tenant’s insurance shall be used by Tenant only for the replacement or restoration of such Tenant-Insured Improvements in a manner to be designed by Tenant at the time, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, except that such proceeds shall be paid to Landlord if either (i) Landlord terminates this Lease under this Section 17, or (ii) Tenant terminates this Lease under this Section 17.  All repairs and replacements of the Tenant-Insured Improvements shall be made by and at the expense of Tenant, using the entire proceeds of insurance on the Tenant-Insured Improvements plus an amount to be paid by Tenant equal to the deductible on Tenant’s insurance policy plus any proceeds of insurance that would have been available if Tenant had maintained the insurance required under this Lease (collectively, the “Tenant Restoration Funds”), except that Tenant may at any time elect not to repair or replace the Tenant-Insured Improvements, in which event Tenant shall pay over to Landlord (or release any claim to) the Tenant Restoration Funds, which payment shall not limit or otherwise affect Tenant’s other obligations under this Lease, including without limitation, Tenant’s obligation to pay Rent hereunder.

17.02                       If, by fire or other casualty to the Premises or the Common Areas (collectively a “Casualty”), all or any portion of the Premises becomes untenantable for Tenant’s use and enjoyment or inaccessible, Landlord, with reasonable promptness (not to exceed ninety (90) days from the date of the Casualty), shall cause a general contractor selected by Landlord to provide Landlord with a written estimate of the amount of time required, using standard working methods, to substantially complete the repair and restoration of the Premises (which for purposes of this Section 17 shall be deemed to include all of Tenant’s appurtenant rights provided under this Lease, including, without limitation, parking, access to generator areas and roof rights) and any Common Areas necessary to provide access to the Premises (“Completion Estimate”).  Landlord shall promptly forward a copy of the Completion Estimate to Tenant.  If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within two hundred ten (210) days from the date the repair is started (the “Restoration Target Date”), then Tenant shall have the right to terminate this Lease upon written notice to Landlord within ten

(10) days after Tenant’s receipt of the Completion Estimate.  In addition, Landlord, by notice to Tenant within ninety (90) days after the date of the Casualty, shall have the right to terminate this Lease if:  (1) more than 25% of the Premises have been damaged such that the same cannot be restored within ninety (90) days of the commencement of restoration and there is less than eighteen (18) months of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; (3) if the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within two hundred ten (210) days from the date the repair is started; or (4) a material uninsured loss to the Building or Premises occurs provided Landlord maintained all insurance required hereunder.  In addition, Tenant, by notice to Landlord within ninety (90) days after the date of the Casualty, shall have the right to terminate this Lease if more than 25% of the Premises have been damaged such that the same cannot be restored within ninety (90) days of the commencement of restoration and there is less than eighteen (18) months of the Term remaining on the date of the Casualty.

17.03                       If this Lease is not terminated pursuant to this Section 17, (1) Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises and Common Areas, and (2) Tenant shall upon delivery of the Premises by Landlord to Tenant in such restored condition, commence and proceed promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Tenant’s reasonable control, to restore all of the Initial Alterations and Alterations.  The time period for such prompt and diligent restoration by Tenant shall be referred to herein as the “Tenant Restoration Period”).  Such restoration by Landlord shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord to the extent permitted hereunder.  Such restoration by Tenant shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Initial Alterations and Alterations deemed desirable by Tenant to the extent approved by Landlord hereunder.  Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof.  Provided that no Event of Default has occurred during any period of time that all or a material portion of the Premises is rendered untenantable or inaccessible as a result of a Casualty, the Rent shall abate based on the nature and extent of the interference with Tenant’s use and enjoyment of the Premises (and access thereto) but only to the extent not used by Tenant, and such abatement period shall include the Tenant Restoration Period up to a maximum period of the lesser or (i) nine (9) months or (ii) such period of time as is necessary to restore the Initial Alterations and Alterations if Tenant had commenced and proceeded with such restoration promptly and diligently.  Notwithstanding the foregoing, if this Lease is not terminated and Landlord does not restore the Premises to the condition required as aforesaid by the Restoration Target Date, then Tenant may terminate this Lease by notice given by the Restoration Target Date whereupon this Lease shall terminate as of the date which is thirty (30) days after the Restoration Target Date unless Landlord completes such restoration within said thirty-day time period.

18.          Condemnation.

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”).  Provided Landlord terminates all leases similarly situated in the Building, Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building.  The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking.  The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority.  If this Lease is not terminated, Base Rent and Tenant’s Pro Rata Share shall be appropriately adjusted to account for any interference with Tenant’s use and occupancy of the Premises and all appurtenances. All compensation awarded for a Taking shall be the property of Landlord.  The right to receive compensation or proceeds are expressly waived by Tenant, provided, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses (including, without limitation, any increased occupancy costs to Tenant resulting from Tenant’s relocation), provided the filing of the claim does not diminish the amount of Landlord’s award.  If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.

19.          Events of Default.

Each of the following occurrences shall be an “Event of Default”: (a) Tenant’s failure to pay any portion of Rent when due or to bond over any lien as set forth in Section 13, if the failure continues for five (5) Business days after written notice to Tenant (“Monetary Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within thirty (30) days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within thirty (30) days, Tenant shall be allowed additional time (not to exceed ninety (90) days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 30 days and diligently pursues the cure to completion; (c) Tenant permits a Transfer without Landlord’s required approval or otherwise in violation of Section 12 of this Lease; (d) Tenant becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (e) the leasehold estate is taken by process or operation of Law; or (f) Tenant’s failure to comply with any specific provision of this Lease on three (3) separate occasions during any twelve (12) month period.  All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.

20.                               Remedies.

20.01                       Upon an Event of Default, Landlord shall have the right to pursue any one or more of the following remedies:

(a)           Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord.  If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant’s Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of an Event of Default, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises.  “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of commercially reasonable alterations and the value of other commercially reasonable concessions or allowances granted to a new tenant.

(b)           Terminate Tenant’s right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant’s Property and any parties occupying the Premises.  After (i) an Event of Default, (ii) termination of this Lease by Landlord, and (iii) Tenant vacating the Premises, Landlord shall use diligent efforts to relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine.  Landlord may collect and receive all rents and other income from the reletting but any amounts received, after deducting Landlord’s costs, shall mitigate any damages to which Landlord would otherwise be entitled under this Section 20.  Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.

20.02                       In lieu of calculating damages under Section 20.01, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate (defined below) then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.  “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the state in which the Building is located.

20.03                       If Tenant shall default in the performance of any covenant on Tenant’s part to be performed under this Lease, after any specified notice and cure periods, Landlord may perform the same for the account of Tenant, and in the case of emergency situations, Landlord shall not be required to provide notice and an opportunity to cure.  If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or if Landlord is compelled to or does incur any expense, including reasonable attorneys’ fees, in instituting, prosecuting, and/or defending any action or proceeding instituted by reason of any Event of Default of Tenant hereunder, Tenant shall on demand pay to Landlord by way of reimbursement the sum or sums so paid by Landlord with all actual and necessary costs and actual damages, plus interest at the Prime Rate.  Tenant shall pay Landlord’s cost and expense, including reasonable attorneys’ fees, incurred (i) in enforcing or performing any obligation of Tenant under this Lease or (ii) as a result of Landlord, without its fault, being made party to any litigation pending by or against Tenant or any persons claiming through or under Tenant, plus an administrative charge equal to 5% of such cost.  The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease.  No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.  Tenant shall not be obligated to make any payment to Landlord of any attorney’s fees incurred by Landlord unless judgment is entered (final, and beyond appeal) in favor of Landlord in the lawsuit relating to such fees.  Landlord shall pay, upon demand by Tenant, reasonable attorney’s fees incurred by Tenant in connection with any lawsuit between Landlord and Tenant where judgment is entered (final, and beyond appeal) in favor of Tenant.

21.          Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE PROPERTY, CONDOMINIUM AND ALL UNITS, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE PROPERTY IF THE PROPERTY, CONDOMINIUM AND ALL UNITS WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 70% OF THE VALUE OF THE PROPERTY.  TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY OR ANY MORTGAGEES BE LIABLE TO TENANT (NOR SHALL TENANT OR ANY TENANT RELATED PARTY BE LIABLE TO LANDLORD EXCEPT AS EXPRESSLY PERMITTED UNDER SECTION 23 BELOW) FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE, INCLUDING WITHOUT LIMITATION, LOST PROFIT.  BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD (WITH A COPY TO THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 24 BELOW)), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.

22.          Relocation.

[Intentionally Deleted.]

23.          Holding Over.

If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance.  Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover.  No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover and Tenant fails to vacate the Premises within 30 days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.

24.          Subordination to Mortgages; Estoppel Certificate.

Tenant accepts this Lease subject and subordinate to (A) any mortgage(s), deed(s) of trust, or ground lease(s) (1) existing as of the Lease Execution Date to the extent disclosed by Landlord below, or (2) subject to receipt by Tenant of an SNDA in substantially the form attached hereto as Exhibit I from any future Mortgagee, subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”) and (B) all other matters of record (including, without limitation, deeds and land disposition agreements, and any condominium documents (including, without limitation, any master deed, by-laws, rules and regulations, and to the extent not inconsistent with the rights of Tenant hereunder, any subsequent amendments or revisions thereto).  Landlord represents and warrants that it has provided to Tenant a true and correct copy of its title insurance policy and that the matters of record referenced therein and all of the Condominium documents are consistent with the terms and conditions of this Lease, do not interfere with or materially impact Tenant’s rights or Landlord’s obligations set forth in this Lease, and do not prohibit or otherwise impact Landlord’s ability to enter into this Lease or ability to perform all of Landlord’s obligations hereunder.  Within ten (10) days of the execution of this Lease, Landlord shall deliver a subordination non-disturbance agreement in the form attached hereto as Exhibit I (an “SNDA”), executed by any and all parties having the benefit of each Mortgage existing as of the Lease Execution Date or as of such future date as the case may be (any such party, a “Mortgagee”), and Tenant agrees to execute the same in connection with the execution of this Lease and from time to time thereafter.  As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease.  Subject to receipt of an SDNA, upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease.  Landlord and Tenant shall each, within 10 Business Days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification, to the best of the party’s knowledge, as to the status of this Lease, the existence of any Event of Default and the amount of Rent that is due and payable.  Landlord represents and warrants the only Mortgagee of all of the Condominium Units existing as of the date hereof is GS Mortgage Securities Corporation II, Commercial Pass-Through Certificates, Series 2007-EOP.

25.          Notice.

All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered, express, or certified mail, with return receipt requested or with delivery confirmation requested from the U.S. postal service, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1; provided, however, notices sent by Landlord regarding general Building operational matters may be sent via e-mail to the e-mail address (or addresses) provided by Tenant to Landlord for such purpose, but in no event shall Tenant be considered in default of this Lease with respect to any matter contained in any such notice of operational matter unless notice is sent pursuant to one of the other (non-email) approved notice methods.  In addition, if the Building is closed (whether due to emergency, governmental order or any other reason), then any notice address at the Building shall not be deemed a required notice address during such closure, and, unless Tenant has provided an alternative valid notice address to Landlord for use during such closure, any notices sent during such closure may be sent via e-mail or in any other practical manner reasonably designed to ensure receipt by the intended recipient.  Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above.  Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

26.          Surrender of Premises.

At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s

Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair as Tenant is required to maintain the Premises under the terms hereof, ordinary wear and tear, damage by fire and other casualty and taking by eminent domain excepted.  If Tenant fails to remove any of Tenant’s Property, or to restore the Premises to the required condition, within five (5) Business Days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property and/or perform such restoration of the Premises.  Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property.  Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred.  If Tenant fails to remove Tenant’s Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and, at Landlord’s option, title to Tenant’s Property shall vest in Landlord or Landlord may dispose of Tenant’s Property in any manner Landlord deems appropriate.

27.                               Pre-Commencement Contraction Option.

27.01                       Contraction Option.  Tenant shall have the right to partially terminate this Lease as of the date of the Contraction Notice, as defined below (the “Contraction Option”) as to one entire floor, one-half floor, or two entire floors of the Additional Premises (the “Contraction Premises”), so long as (a) the remaining floors of the Premises are contiguous and (b) the Initial Premises remains part of the Premises. Such Contraction Option may be exercised by Tenant only by Tenant delivering written notice of exercise (the “Contraction Notice”) to Landlord on or before July 1, 2010 (the “Contraction Deadline”).  In the absence of a Contraction Notice given on or before the Contraction Deadline, the Contraction Option and this Section 27 shall be null and void.

27.02                       Contraction Agreement.  Should Tenant effectively exercise its Contraction Option as set forth herein, the terms of this Lease shall automatically terminate as to the Contraction Premises, and Landlord and Tenant shall execute a writing memorializing Tenant’s exercise of the Contraction Option removing the Contraction Premises from the Premises, and the changes in the Base Rent, rentable square footage of the Premises, Tenant’s Pro Rata Share, the Initial Alterations Allowance and the IT Allowance, all of which shall be reduced proportionately.  Notwithstanding the foregoing, an otherwise valid exercise of the Contraction Option shall be fully effective whether or not such a writing is executed.  In the case of a partial termination as to one-half floor, (1) the partial floor included in the Premises shall consist of approximately one-half of the floor (after deducting from the useable square footage of the floor such common hallways as are required by Law) divided approximately as shown on Exhibit O, and (2) Tenant, at Tenant’s expense, shall install on the floor on which such half floor is located all demising walls for such portion of the Premises and all common hallway(s) required by Law due to the multi-tenant nature of the floor, including without limitation all Building standard construction of walls, paint, ceilings, lighting, and flooring of such common hallway(s) and all work necessary to render such portion of the Premises and such hallway(s) in compliance with Law and shall conduct all such work in accordance with Section 10 and all other provisions of this Lease, and Landlord, at Landlord’s expense, shall construct the elevator lobby on such floor and shall perform the work otherwise shown on Exhibit H.

28.                               Extension Option.

28.01                       Grant of Extension Option; Conditions.  Tenant shall have the right to extend the Term (the “Extension Option”) for one additional period of five (5) years commencing on the day following the Initial Term Expiration Date and ending on the 5th anniversary of the Initial Term Expiration Date (the “Extension Term”), only if both of the following apply (unless specifically waived in writing by Landlord):

(a)           Landlord receives notice of exercise (“Extension Notice”) not less than twelve (12) full calendar months prior to the Initial Term Expiration Date; and

(b)           No Event of Default exists at the time the Tenant delivers its Extension Notice.

28.02                       Expiration of Extension Option.  If Tenant does not give the Extension Notice by the date set forth in Section 28.01(a), then this Section 28 shall be null and void.

28.03                       Terms Applicable to Premises During Extension Term.

(a)           The annual Base Rent rate per rentable square foot for the Premises during the Extension Term shall equal $53.50 per rentable square foot.  Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of Section 5 of this Lease.

(b)           Tenant shall pay Additional Rent (i.e. Taxes and Expenses) for the Premises during the Extension Term in accordance with Section 1.06 and Section 5 of this Lease.

(c)           Upon commencement of the Extension Term, Landlord shall provide Tenant with an allowance in the amount of $10.00 per rentable square foot of the Premises then leased (the “Extension Allowance”) for the construction of improvements in the Premises.  The requisition procedure set forth in Section 4.03 shall apply to the disbursement of the Extension Allowance.  If as of June 1, 2023, Landlord has not disbursed the total amount of the Extension Allowance, then the unused amount of the Extension Allowance shall be applied as a credit against Base Rent and Additional Rent next due on or after June 1, 2023 monthly until any balance is exhausted.

28.04                       Extension Agreement.  If Tenant is entitled to and properly exercises its Extension Option, Landlord and Tenant shall execute a writing memorializing Tenant’s exercise of its Extension Option and the changes in the Base Rent, Term and other terms solely necessitated by such extension.  Notwithstanding the foregoing, an otherwise valid exercise of the Extension Option shall be fully effective whether or not such a writing is executed.

29.                               Expansion Option.

29.01                       Grant of Expansion Option; Conditions.  Tenant shall have the option to expand the Premises to include certain space in accordance with the following terms (the “Expansion Option”).  On or before the date which is the fourth (4th) anniversary of the Initial Premises Commencement Date, Landlord shall notify Tenant (“Landlord’s Expansion Notice”) of the location of the expansion space, which shall consist of approximately 10,000 rentable square feet of separately demised space (or space which shall be separately demised by Landlord prior to occupancy by Tenant) on a single floor in a location to be determined by Landlord on either the 15th floor, 18th floor or 19th floor (the “Expansion Space”). Landlord’s notice shall include (i) Landlord’s estimated delivery date of the Expansion Space, which shall be a date selected by Landlord that is between the fifth (5th) anniversary of the Initial Premises Commencement Date and the seventh (7th) anniversary of the Initial Premises Commencement Date (the “Expansion Space Commencement Date”) and (ii) Landlord’s proposed Base Rent therefor (the “Proposed Expansion Base Rent”) and (iii) the Landlord’s proposed Expansion Allowance therefor, if any (the “Proposed Expansion Allowance”).  Tenant may exercise its Expansion Option only if all of the following apply (unless specifically waived in writing by Landlord):

(a)           Tenant is then leasing at least three (3) floors in the Building;

(b)           Landlord receives notice of Tenant’s exercise (“Expansion Exercise Notice”) by the earlier of (a) twelve (12) full calendar months after Tenant receives Landlord’s Expansion Notice or (b) nine (9) months prior to the Expansion Space Commencement Date; and

(c)           No Event of Default exists at the time the Tenant delivers its Expansion Exercise Notice.

29.02                       Expiration of Expansion Option.  If Tenant does not give the Expansion Exercise Notice by the date set forth in Section 29.01(b), then this Section 29 shall be null and void.

29.03                       Terms Applicable to Expansion Space.

(a)           If Tenant is entitled to and properly exercises its Expansion Option under this Section 29, then the Expansion Space shall automatically become part of the Premises on the Expansion Space Commencement Date, except that if Landlord is delayed in delivering possession of the Expansion Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts, including summary process, if necessary, to obtain and deliver possession of the Expansion Space, and the term commencement and the rent commencement date for the Expansion Space shall be postponed until the date Landlord delivers possession of the Expansion Space to Tenant free from occupancy by any party.  The rent commencement date for the Expansion Space shall be the same as the term commencement date for such space, except that there shall be one (1) day of free rent after the term commencement date for the Expansion Space for each day of delay in delivery of the Expansion Space beyond the Expansion Space Commencement Date.  In all events, however, Landlord shall use good faith efforts to deliver the Expansion Space by the Expansion Space Commencement Date, and upon any failure to deliver by such date, Landlord shall continue to use best efforts to deliver the Expansion Space as soon as reasonably practicable thereafter.

(b)           The Base Rent rate per rentable square foot for the Expansion Space shall equal (i) the Proposed Expansion Base Rent if Tenant has given or is deemed to have given a Notice of Acceptance of Terms, as defined below, with its Expansion Exercise Notice or (2) in all other cases, the Prevailing Market (hereinafter defined) rate as determined as set forth below.  Base Rent attributable to the Expansion Space shall be payable in monthly installments in accordance with the terms and conditions of Section 5 of this Lease.

(c)           Tenant’s Pro Rata Share shall be adjusted to reflect the addition of the Expansion Space.

(d)                                 Tenant shall pay Additional Rent (i.e. Taxes and Expenses) for the Expansion Space in accordance with Section 1.06 and Section 5 of this Lease, except that Base Year for Taxes and Base Year for Expenses shall be equal to the applicable fiscal or calendar year in which the Expansion Space Commencement Date Occurs.

(e)                                  The term for the Expansion Space shall be coterminous with the Term for the remainder of the Premises, as the same may be extended.

(f)                                    On or about the Expansion Space Commencement Date, at Landlord’s expense, Landlord shall deliver the Expansion Space in “As-Is” condition and shall provide Tenant with an allowance for tenant improvements (the “Expansion Allowance”) in an amount equal to either (i) the Proposed Expansion Allowance if a Notice of Acceptance of Terms, as defined below, has been given or is deemed to have been given or (ii) in all other instances, the arm’s length fair market rate per rentable square foot for allowances granted under leases being entered into between unrelated third parties for space comparable to the Expansion Space in its then condition in the Building and office buildings comparable to the Building in the Boston Financial District and for leases with base rents at the Prevailing Market rate and for leases of space comparable to the Expansion Space with comparable terms.  The requisition procedure set forth in Section 4.03 shall apply to the disbursement of the Expansion Allowance.  Except as otherwise provided herein, provided that Landlord uses reasonable efforts to deliver the Expansion Space in the condition required hereunder on the Expansion Space Commencement Date, Landlord’s failure to deliver the Expansion Space by the Expansion Space Commencement Date shall not be a default by Landlord or otherwise render Landlord liable for damages except as set forth in this Section 29.03.

29.04                                                                     Initial Procedure for Determining Prevailing Market.  Tenant’s Expansion Exercise Notice shall include either (i) final binding written notice to Landlord of Tenant’s acceptance of the Base Rent and Expansion Allowance for the Expansion Space (the “Notice of Acceptance of Terms”), or (ii) written notice to Landlord of Tenant’s disagreement with Landlord’s determination (the “Notice of Disagreement on Terms”).  If Tenant fails to provide Landlord with either a Notice of Acceptance of Terms or a Notice of Disagreement on Terms with Tenant’s Expansion Exercise Notice, Tenant shall be deemed to have given a Notice of Acceptance of Terms.  If Tenant provides Landlord with a Notice of Acceptance of Terms (or is deemed to have so provided), Landlord and Tenant shall enter into the Expansion Amendment (as defined below) upon the terms and conditions set forth herein.  If Tenant provides Landlord with a Notice of Disagreement on Terms, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate and Expansion Allowance for the Expansion Space, whereupon when Landlord and Tenant have agreed upon the Prevailing Market rate and Expansion Allowance for the Expansion Space, such agreement shall be reflected in a written agreement between Landlord and Tenant, whether in a letter or otherwise, and Landlord and Tenant shall enter into the Expansion Amendment in accordance with the terms and conditions hereof.  Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Expansion Space within thirty (30) days after the date Tenant provides Landlord with the Notice of Disagreement on Terms, Tenant, by written notice to Landlord (the “Arbitration Notice”) within ten (10) Business Days after the expiration of such thirty (30) day period, shall have the right to have the Prevailing Market rate and Expansion Allowance determined in accordance with the arbitration procedures described in Section 29.05 below.

29.05                                                                     Arbitration Procedure.

(a)                                  If Tenant provides Landlord with a timely Arbitration Notice, Landlord and Tenant, within five (5) days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Expansion Space (collectively referred to as the “Estimates”).  If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates.  If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Expansion Space.  Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years experience within the previous ten (10) years as a real estate appraiser working in the vicinity of the Property, with working knowledge of current rental rates and practices.  For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar) in the Real Property discipline.

(b)                                 Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Expansion Space.  The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Expansion Space.  If either Landlord or Tenant fails to appoint an appraiser within the seven (7) day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof.  If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria.  If Landlord and Tenant fail to agree upon such third appraiser within such ten (10) day period, then either party may so notify the President of the Boston Bar Association (or such organization as may succeed to said Boston Bar Association) and request him or her to designate a third appraiser meeting the aforementioned criteria and request that such designation be made within ten (10) days of such notice.  Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Expansion Space.  If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice.  The parties shall share equally in the costs of the third arbitrator and of any experts retained by the third arbitrator.  Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

(c)                                  If the Prevailing Market rate has not been determined by the Expansion Space Commencement Date, Tenant shall pay Base Rent upon the terms and conditions in effect based on the annual rent rate per rentable square footage of the Premises as then in effect until such time as the Prevailing Market rate has been determined.  Upon such determination, the Base Rent for the Expansion Space shall be retroactively adjusted to the commencement of such Term for the Expansion Space.  If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the determination thereof.  If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under this Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

29.06                                                                     Expansion Agreement.  If Tenant is entitled to and properly exercises its Expansion Option, Landlord and Tenant shall execute a writing memorializing Tenant’s exercise of its Expansion Option and the changes in the Base Rent, rentable square footage, Tenant’s Pro Rata Share and other terms solely necessitated by such expansion.  Notwithstanding the foregoing, at the time a Notice of Acceptance of Terms is given (or is deemed to have been given) or, in the event a Notice of Disagreement on Terms is given, upon the final determination of the Prevailing Market rate applicable to the Expansion Space as described herein, an otherwise valid exercise of the Expansion Option shall be fully effective whether or not such a writing is executed.

29.07                                                                     Definition of Prevailing Market.  For purposes of this Expansion Option and the Right of First Offer (as defined in Section 31) , “Prevailing Market” shall mean 100% of the arms length fair market annual rental rate per rentable square foot as of the Expansion Space Commencement Date or the ROFO Commencement Date (as defined in Section 31), as applicable, for space comparable to the Expansion Space or ROFO Space, as applicable, in its then condition in the Building and office buildings comparable to the Building in the Boston Financial District under new leases being entered into on or about the date on which the Prevailing Market is being determined hereunder.  The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, including, without limitation, tenant concessions, brokerage commissions, free rent, base years and allowances.  The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

30.                               Right of First Refusal.

30.01                                                                     Grant of Right of First Refusal.                              On or before August 1, 2010 (the “ROFR Period”), Tenant shall have the right of first refusal (a “Right Of First Refusal”), upon and subject to the terms of this Section 30, to lease any full floor or floors, provided that such space (1) is (a) on the 14th Floor, 15th Floor, 18th Floor, 19th Floor and/or 20th Floor and (b) contiguous to the existing Premises, except that if such space is contiguous to any of the Additional Premises and not to the Initial Premises, then such right of first refusal shall exist only if Tenant has waived its Contraction Option with respect to such portion of the Additional Premises which is so contiguous (for example, if (i) Landlord has designated the Additional Premises to be the 15th Floor and the 18th Floor and (ii) Tenant has exercised its Right of First Refusal with respect to space on the 19th Floor, then Tenant shall be deemed to have waived its Contraction Option with respect to the 18th Floor) and (2) is the subject of negotiation between Landlord and an unrelated third party to lease such space (a “ROFR Space”).

30.02                                                                     Notwithstanding anything to the contrary herein, the following shall not be deemed to be ROFR Spaces:

(i)                                     any space to the extent the same continues to be leased to the then current tenant(s) thereof; and

(ii)                                  any Expansion Space, ROFR Space or ROFO Offering Space (as defined below) as to which Tenant did not timely exercise (or was not eligible to exercise due to failure to meet one of the pre-conditions) its Expansion Option, Right of First Refusal or Right of First Offer if such Expansion Option Space,  ROFR Space or ROFO Offering Space has been leased to a third party (i) within a period of nine (9) months after the last date for such exercise by Tenant (in accordance with the terms of this Lease) or (ii) within the period during which Tenant continues to fail to meet such pre-conditions, but only for so long as such space is leased to the third party aforesaid or its permitted successor or assign for the term, including any extension rights, set forth in the initial lease (or, if such next tenant is already a tenant of the Building, in the amendment to such tenant’s lease).

(a)                                  Prior to executing a lease with an unrelated third party for a ROFR Space, Landlord shall give notice to Tenant (the “ROFR Advice”) identifying the ROFR Space, together with a copy of the fully-executed letter of intent for such ROFR Space.  Provided that no Event of Default exists at the time, Tenant shall have the right to accept the offer to lease the ROFR Space on all of the terms set forth in the letter of intent (except that the term of this Lease for the ROFR Space shall be co-terminous with the Term of this Lease, as the same may be extended) by delivering written notice of exercise (a “Notice of ROFR Exercise”) to Landlord within seven (7) days after receipt of the ROFR Advice.  If Tenant is entitled to and properly exercises its Right of First Refusal, the ROFR Space shall automatically become part of the Premises on the commencement date as set forth in the letter of intent, except that if Landlord is delayed in delivering possession of the ROFR Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts, including summary process, if necessary, to obtain and deliver possession of the ROFR Space, and the term commencement date and the rent commencement date for the ROFR Space shall be postponed until the date Landlord delivers possession of the ROFR Space to Tenant free from occupancy by any party.  The rent commencement date for the ROFR Space shall be the same as the term commencement date for such space, except that there shall be one (1) day of free rent after the term commencement date for the ROFR Space for each day of delay in delivery of the ROFR Space beyond the commencement date set forth in the letter of intent.  Except as set forth herein, provided that Landlord uses reasonable efforts to deliver the ROFR Space in the condition set forth in the letter of intent on the commencement date set forth in the letter of intent, Landlord’s failure to deliver the ROFR Space by such commencement date shall not be a default by Landlord or otherwise render Landlord liable for damages.  In all events, however, Landlord shall use good faith efforts to deliver the ROFR Space by the commencement date as set forth in the letter of intent, and upon any failure to deliver by such date, Landlord shall continue to use best efforts to deliver the ROFR Space as soon as reasonably practicable thereafter.

30.03                                                                     Expiration of Right of First Refusal.  If Tenant does not give a Notice of ROFR Exercise by the date set forth in Section 30.02 for any ROFR Space, then Tenant’s Right of First Refusal with respect to said ROFR Space shall be null and void with respect to that specific letter of intent; provided, however, that if Landlord does not enter into a lease of the subject ROFR Space with said third party or an affiliate thereof within nine (9) months after the Right of First Refusal was rejected or deemed rejected by Tenant with rent of at least 95% of the Rent and otherwise containing substantially the same terms and conditions set forth in the ROFR Advice, Tenant’s Right of First Refusal shall again be deemed applicable for such ROFR Space throughout the ROFR Period with the same effect as if the original ROFR Advice and letter of intent had never been given.

30.04                                                                     ROFR Agreement.  If Tenant is entitled to and properly exercises its Right Of First Refusal, Landlord and Tenant shall execute a writing memorializing Tenant’s exercise of its Right of First Refusal and the changes in the Base Rent, rentable square footage, Tenant’s Pro Rata Share and other terms solely necessitated by such exercise.  Notwithstanding the foregoing, an otherwise valid exercise of the ROFR shall be fully effective whether or not such a writing is executed.

31.                               Right of First Offer.

31.01                                                                     Grant of Right of First Offer Expansion Option; Conditions.                       Except as specifically otherwise set forth below, from and after the Initial Premises Commencement Date Tenant shall have a continuing right of first offer (a “Right of First Offer”), upon and subject to the terms and provisions of this Section 31, to lease any space (whether a full floor or partial floor) which is both (i) contiguous to the then existing Premises, except that if such space is contiguous to any of the Additional Premises and not to the Initial Premises, then such Right of First Offer shall exist only if Tenant has waived its Contraction Option with respect to such portion of the Additional Premises which is so contiguous (for example, if (a) Landlord has designated the Additional Premises to be the 15th Floor and the 18th Floor and (b) Tenant has exercised its Right of First Offer with respect to space on the 19th Floor, then Tenant shall be deemed to have waived its Contraction Option with respect to the 18th Floor)  and (ii) on any of the 14th Floor, 15th Floor, 18th Floor, 19th Floor or 20th Floor (each, a “ROFO Offering Space”) and which becomes available for leasing in the Building.

31.02                                                                     Notwithstanding anything to the contrary herein, the following shall not be deemed to be ROFO Offering Spaces:

(i)                                     any Expansion Space, ROFR Space or ROFO Offering Space as to which Tenant did not timely exercise (or was not eligible to exercise due to failure to meet one of the pre-conditions) its Expansion Option, Right of First Refusal or Right of First Offer if such Expansion Option Space, ROFR Space or ROFO Offering Space has been leased to a third party (a) within a period of nine (9) months after the last date for such exercise by Tenant (in accordance with the terms of this Lease) or (b) within the period during which Tenant continues to fail to meet such pre-conditions, but only for so long as such space is leased to the third party aforesaid or its permitted successor or assign for the term, including any extension rights, set forth in the initial lease (or, if such next tenant is already a tenant of the Building, in the amendment to such tenant’s lease); and

(ii)                                  any space which is not leased as of the date hereof and which is leased within the ROFR Period, but only for so long as such space is leased to the next tenant thereof or its permitted assignee or successor for the term, including without limitation, any extension rights, set forth in the lease (or, if such next tenant is already a tenant of the Building, in the amendment to such tenant’s lease) as in effect at the expiration of such one-year period.  The foregoing shall in no way impact Tenant’s rights under Section 30 with respect to the ROFR Space.

31.03                                                                     At any time after Landlord has determined that a ROFO Offering Space is expected to be available for lease, prior to leasing such ROFO Offering Space to any other party, Landlord shall give notice to Tenant (the “ROFO Advice”) identifying the ROFO Offering Space and advising Tenant of the expected availability date (the “ROFO Commencement Date”), the Base Rent at which Landlord is prepared to lease a ROFO Offering Space to Tenant, which Base Rent shall reflect the Prevailing Market (hereinafter defined) rate for such ROFO Offering Space, as reasonably determined by Landlord (the “Proposed ROFO Base Rent”), and such other financial terms that Landlord will be offering in connection with any such lease, including applicable base years.  Any lease of the ROFO Offering Space by Tenant shall be upon and subject to the terms and provisions of this Lease except as otherwise provided herein.  The ROFO Offering Space shall, upon timely exercise of such Right of First Offer, hereinafter be referred to as the “Accepted ROFO Premises”.  Tenant may exercise its Right of First Offer only if all of the following apply (unless specifically waived in writing by Landlord):

(a)                                  Landlord receives notice of exercise (“Notice of ROFO Exercise”) not less than seven (7) days after Tenant’s receipt of the ROFO Advice;

(b)                                 No Event of Default exists at the time the Tenant delivers its Notice of ROFO Exercise; and

(c)                                  Tenant is then leasing at least three (3) floors in the Building.

31.04                                                                     Expiration of Right of First Offer.  If Tenant does not give a Notice of ROFO Exercise by the date set forth in Section 31.03 for any ROFO Offering Space, then Tenant’s Right of First Offer with respect to said ROFO Offering Space shall be null and void with respect to that particular offer; provided, however, that if Landlord has not leased such ROFO Offering Space within nine (9) months of the date of the ROFO Advice with rent of at least 95% of the Proposed ROFO Base Rent and otherwise containing substantially the same terms and conditions set forth in the ROFO Advice, Tenant’s Right of First Offer shall once again apply to such space.

31.05                                                                     Terms Applicable to Accepted ROFO Premises.

(a)                                  If Tenant is entitled to and properly exercises its Right of First Offer under this Section 31, then the Accepted ROFO Premises shall automatically become part of the Premises on the ROFO Commencement Date, except that if Landlord is delayed in delivering possession of the Accepted ROFO Premises due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts, including summary process, if necessary, to obtain and deliver possession of the Accepted ROFO Premises, and the term commencement date and the rent commencement date for the Accepted ROFO Premises shall be postponed until the date Landlord delivers possession of the Accepted ROFO Premises to Tenant free from occupancy by any party.  The rent commencement date for the Accepted ROFO Premises shall be the same as the term commencement date for such space, except that there shall be one (1) day of free rent after the term commencement date for the Accepted ROFO Premises for each day of delay in delivery of the Accepted ROFO Premises beyond the ROFO Commencement Date.  Except as set forth herein, provided that Landlord uses reasonable efforts to deliver the Accepted ROFO Premises on the ROFO Commencement Date, Landlord’s failure to deliver the Accepted ROFO Premises by the ROFO Commencement Date shall not be a default by Landlord or otherwise render Landlord liable for damages.  In all events, however, Landlord shall use good faith efforts to deliver the Accepted ROFO Premises by the ROFO Commencement Date, and upon any failure to deliver by such date, Landlord shall continue to use best efforts to deliver the Accepted ROFO Premises as soon as reasonably practicable thereafter.

(b)                                 The annual Base Rent rate per rentable square foot for the Accepted ROFO Premises shall equal the Proposed ROFO Base Rent, unless Tenant gives a Notice of Disagreement on Terms, in which event the Base Rent for the Accepted ROFO Premises shall be the Prevailing Market rate as determined below.  Base Rent attributable to the Accepted ROFO Premises shall be payable in monthly installments in accordance with the terms and conditions of Section 5 of this Lease.  The terms of this Lease as to the Accepted ROFO Premises shall be deemed to reflect all other financial and other terms that Landlord included in the ROFO Advice.

(c)                                  Tenant shall pay Additional Rent (i.e. Taxes and Expenses) for the Accepted ROFO Premises in accordance with Section 1.06 and Section 5 of this Lease, except that Base Year for Taxes and Base Year for Expenses shall be as set forth in the ROFO Advice.

(d)                                 The term for the Accepted ROFO Premises shall be co-terminous with the Lease Term, as the same may be extended.

(e)                                  On or about the ROFO Commencement Date, at Landlord’s expense, Landlord shall deliver the Accepted ROFO Premises in “As-Is” condition.  Except as set forth herein, provided that Landlord uses reasonable efforts to deliver the Accepted ROFO Premises in the condition required hereunder on the ROFO Commencement Date, Landlord’s failure to deliver the Accepted ROFO Premises by the ROFO Commencement Date shall not be a default by Landlord or otherwise render Landlord liable for damages.

(f)                                    Notwithstanding any provision of this Lease to the contrary, if less than two (2) years remain in the Term as of the date that any ROFO Offering Space is expected to be available for lease by Tenant as set forth in the ROFO Advice and Tenant’s Extension Option remains unexercised, the exercise by Tenant of the Right of First Offer shall constitute an irrevocable exercise of Tenant’s next Extension Option, if any remain; but if less than two (2) years remain in the Term as of the date that any ROFO Offering Space is no longer subject to a third party lease due to the expiration or termination thereof or otherwise and is available for lease and no Extension Option remains unexercised, Tenant may not exercise its Right of First Offer and Landlord shall no longer be obligated to provide a ROFO Advice with respect to any ROFO Offering Space.

31.06                                                                     Initial Procedure for Determining Prevailing Market.  The Base Rent for the ROFO Space shall be the Prevailing Market rate as determined in accordance with the procedures set forth above in Section 29 of this Lease.

31.07                                                                     Intentionally omitted.

31.08                                                                     ROFO Agreement.  If Tenant is entitled to and properly exercises its Right Of First Offer, Landlord and Tenant shall execute a writing memorializing Tenant’s exercise of its Right of First Offer and the changes in the Base Rent, rentable square footage, Tenant’s Pro Rata Share and other terms solely necessitated by such exercise.  Notwithstanding the foregoing, an otherwise valid exercise of the ROFO shall be fully effective whether or not such a writing is executed.

32.                               Generator.

32.01                                                                     Landlord acknowledges that Tenant requires back-up electric generator capacity to support Tenant’s operations at the Premises.  Landlord shall purchase a new emergency generator with a capacity and other specifications as shown on Exhibit K (the “Generator”) and with the related equipment necessary in order to make the Generator operable, including, without limitation, fuel supply systems, cabling, pumps, mountings, bracing, day tank for fuel and fuel lines all as more particularly shown on Exhibit K (collectively, the “Other Equipment”) and shall install the same, all in accordance with the plans and specifications and scope of work attached hereto as Exhibit K and in accordance with Law, in locations shown on Exhibit L or such other locations as is required by the Boston Inspectional Services Department and any other governmental entity with jurisdiction over the same (the “Generator Area”) (collectively, the foregoing is referred to herein as the “Landlord Generator Work”).  Exhibit L shows the location of the Generator and the location of the fuel tank.  Landlord shall apply for all governmental and regulatory licenses, permits and approvals required in connection with the installation of the Generator and the Other Equipment, and upon the issuance of such licenses, permits and approvals, proceed with diligent efforts to complete such installation on or before December 27, 2009 (the “Generator Deadline”).  Notwithstanding anything to the contrary in this Lease, Landlord’s failure to complete the Landlord Generator Work by the Generator Deadline shall not be a default by Landlord or otherwise render Landlord liable for damages so long as Landlord furnishes Tenant with back-up electric generator capacity through a temporary generator (sufficient for Tenant’s needs, that is, with a capacity of at least 600 kilowatts) pending completion of the Landlord Generator Work referenced above.  Landlord shall be responsible for all costs of substituting the Generator for the temporary generator and shall perform this substitution in a manner reasonably acceptable to Tenant.  Once installed, Tenant shall use commercially reasonable efforts to maintain and operate the Generator and the Related Equipment, as defined below, in such a fashion as to minimize the risk of interruption of operations at the Building (e.g., power surges, facility shutdowns, etc.) and, at Tenant’s cost and expense, shall test the Generator and the Related Equipment at least on a quarterly basis and provide Landlord with a quarterly test report.  Landlord shall obtain a contractor’s warranty for workmanship for the Landlord’s Generator Work of one (1) year and a manufacturer’s warranty for the Generator and Other Equipment of such time as is set forth in Exhibit K, and shall cooperate with Tenant in the enforcement of all manufacturer’s warranties and all warranties of the construction company which installs the same.  Landlord’s failure to complete the Landlord Generator Work on or before the Generator Deadline (a “Generator Landlord Delay”) shall subject Landlord to the penalty set forth in Section 3.04.

32.02                                                                     The installation of any electrical lines and other equipment in order to connect the Generator and the Other Equipment to the Premises (the “Connection Equipment”, and which is more particularly shown on Exhibit K, shall be conducted by Tenant at Tenant’s sole cost and expense and shall be performed in compliance with all of the terms and conditions of this Lease and be subject to the prior written consent of Landlord.  The Connection Equipment and the Other Equipment shall be collectively referred to herein as the “Related Equipment”.  Landlord hereby consents to the proposed routing of electrical lines and other specifications as shown on Exhibit M attached hereto.  Such electrical equipment shall be Tenant’s personal property and shall be maintained and repaired by Tenant as set forth in, and subject to the provisions of, Section 10.  Upon the expiration of the Term or upon earlier termination, the Generator and Related Equipment shall remain upon the Premises, provided that Tenant, at its expense, shall remove the electrical equipment that is Tenant’s personal property.

32.03                                                                     Tenant agrees that Tenant will pay for the actual electricity used by Tenant for the operation of the Generator and the Related Equipment (which shall be measured in accordance with a check meter to be installed by Tenant, and Tenant shall obtain and pay for the fuel oil therefor except that Landlord shall obtain and pay for the initial fill of the tank).

32.04                                                                     Tenant shall be responsible for repairing and replacing the Generator and Related Equipment and shall maintain the same in good and safe condition, however, Tenant shall have the right to enforce the warranties set forth above as a method of complying with the foregoing.  Tenant shall promptly and faithfully obey, observe and comply with all Law in any manner affecting or relating to Tenant’s repair, replacement, maintenance and operation of the Generator and the Related Equipment (electrical or other), all at Tenant’s cost; however, Tenant shall have the right to enforce the warranties set forth above as a method of complying with the foregoing.  Tenant shall promptly repair any and all damage to the Generator Area and to any other part of the Building to the extent caused by or resulting from Tenant’s misuse, maintenance, repair, or improper operation of the Generator and the Related Equipment, all at Tenant’s cost.  All maintenance and repair work performed by Tenant to such equipment shall be performed only after prior written notice to Landlord with respect to the scope and scheduling of such work, and in accordance with Landlord’s Rules and Regulations; provided, however, Tenant shall be permitted to perform maintenance and repair work on weekends without Landlord approval but only upon prior written notice of at least two (2) Business Days.  Tenant shall cause (i) the portion of the Generator Area in which the Generator and the Related Equipment are located, and/or (ii) any other areas affected by any acts or omissions of Tenant, its agents, contractors or employees, to be and remain structurally sound throughout the Term but only to the extent that any structural repair that is required as the result of Tenant’s failure to comply with this Section 32 or Tenant’s misuse of the Generator.

32.05                                                                     Tenant shall have access to the Generator Area for the purpose of servicing, testing, maintaining, removing, operating, repairing or replacing the Generator and/or the Related Equipment, which access, except in cases of emergency, shall be limited to after business hours on Business Days and during weekends and only after prior written notice to Landlord with respect to the scope and scheduling of such work.

32.06                                                                     As referenced above, Landlord shall obtain all permits and licenses for the initial installation of the Generator and the Other Equipment, including, without limitation, the fuel storage permit.  Tenant shall obtain all permits and licenses, if any, for the initial installation of the Connection Equipment.

32.07                                                                     Tenant may handle, store, use or dispose of diesel fuel to the extent customary and necessary for the use of the Generator and the Related Equipment; provided, however, that Tenant shall always handle, store, use and dispose of any such diesel fuel in a safe and lawful manner.  Tenant specifically acknowledges and agrees that the terms and conditions of Section 14 (Indemnity and Waiver of Claims) shall apply with full force and effect to Tenant’s handling and use of diesel fuel.

32.08                                                                     Except for the installation of the Generator and the Other Equipment, Tenant agrees that Landlord is not required to provide any services whatsoever to the Generator Area or with respect to the Generator and the Related Equipment.

32.09                                                                     Tenant covenants and agrees that the use and operation of the Generator and the Related Equipment in the Generator Area and in any other part of the Building pursuant to the provisions of this Section 32 shall be at the risk of Tenant and neither Landlord nor

Landlord’s agents or employees shall be liable for any damage or injury thereto caused in any manner except the willful misconduct or negligence of Landlord or its agents or employees.  Except for the cost of purchase and performance of the Landlord Generator Work, all other costs and expenses, including, without limitation, the cost of electrical service supply lines to make operable the Generator and the Related Equipment,  used, erected or installed by Tenant pursuant to the provisions of this Section 32 or related to or connected with the use, maintenance, repair and operation of the Generator and the Related Equipment shall be at the cost and expense of Tenant and without charge, cost or expense to Landlord.

32.10                                                                     Tenant covenants and agrees that Tenant’s use of the Generator and the Related Equipment shall be conducted so as to not unreasonably interfere with or affect any equipment, installations, lines or machinery of the Building or any other tenant of the Building or the rights of other tenants or occupants of the Building or Landlord or licensees of Landlord; provided, however, that the foregoing shall not be deemed to limit Tenant’s right to use the Generator for its intended purpose as a back-up power source.  Tenant shall not permit any of its agents, servants, employees, licensees, or invitees to cause unreasonable interference with or disturbance, annoyance or inconvenience with or to any person or property now or in the future lawfully in, on or about the Building.  All operations, maintenance and repair shall be performed in compliance with all Law and, further, in accordance with the terms, covenants, conditions and provisions of this Lease.  Tenant shall have the right to operate the Generator and the Related Equipment only (i) upon the prior consent of Landlord (except in case of emergency) or (ii) in conjunction with maintenance and repairs in accordance with Section 32.04, in each instance (i) and (ii) so long as in compliance with (a) the operations manuals thereof and (b) all Law.

32.11                                                                     If Tenant exercises its Contraction Option, then Tenant shall be obligated to reimburse Landlord within thirty (30) days of exercise of the Contraction Option, an amount equal to (a) the actual cost incurred by Landlord in connection with the installation of the Generator and the Related Equipment (collectively, the “Generator Costs”) times (b) a fraction, the numerator of which is the rentable square footage of the portion of the Additional Premises not being added to the Premises as a result of the exercise of the Contraction Option and the denominator of which equals the total rentable square footage of all of the Initial Premises and the Additional Premises as if the Contraction Option had not been exercised.  Landlord shall provide Tenant with a detailed statement of the Generator Costs within forty-five (45) days of completion or within ten (10) days of Tenant’s written request, whichever is later.

32.12                                                                     Notwithstanding the foregoing, so long as Tenant is not in default under this Lease beyond notice and cure periods and this Lease is in full force and effect, if Landlord defaults in its obligations under this Section 32 (a “Landlord’s Generator Default”), Tenant may claim a Landlord’s Generator Default by written notice to Landlord and to any Mortgagee, as defined in Section 24, holding a first mortgage on the Building (as to which Mortgagee Landlord has, by notice to Tenant, provided an address for notices), and if neither Landlord nor such Mortgagee agrees in writing to cure and commences to cure such Landlord’s Generator Default within thirty (30) days of Landlord’s receipt of Tenant’s claim of a Landlord’s Generator Default, or once commenced and agreed to in writing, neither Landlord nor such Mortgagee continues to diligently pursue such cure, and neither Landlord nor such Mortgagee disputes the validity of the claimed Landlord’s Generator Default by notice to Tenant within ten (10) days of Landlord’s receipt of Tenant’s claim of a Landlord’s Generator Default, then upon the expiration of such thirty-day period following such notice, Tenant shall be entitled to cure such default whereupon Tenant shall have the right to offset the costs of such cure against installments of Rent next coming due hereunder.  In addition to the foregoing, and without regard to the existence (or non-existence) of a Landlord default under this Section or elsewhere in the Lease, Tenant shall have the unconditional right to offset against installments of Rent next coming due, and all out-of-pocket attorney’s fees incurred by Tenant in connection with Tenant’s obligation to provide estoppel certificates under the terms and conditions of an SNDA (as defined in Section 24 above) with respect to this Section.

33.                               Roof Rights

33.01                                                                     Tenant shall have the right, without the requirement of any additional payments hereunder, as appurtenant to the Premises, exclusively to use space on the roof of the Building for the purpose of installing (in accordance with Section 10), repairing, replacing, servicing, operating and maintaining dishes/antennae or other communication devices and replacements thereof (collectively, the “Dishes/Antennae”) approved by Landlord.  In addition, Tenant shall have access to a conduit with a maximum size of 2 inches running through the existing telephone room on each floor from the 16th floor to the roof of the Building to accommodate the cable from Tenant’s server room to the Dishes/Antennae.  The location of the space on the roof to be used by Tenant shall be the spaces shown on Exhibit C (the “Roof Space”) or if Exhibit C is blank, then in such location as is mutually agreeable to the parties.  Landlord reserves the right to relocate the Roof Space as necessary during the Term so long as such relocations (a) do not materially disrupt Tenant’s operations or (b) are reasonably acceptable to Tenant.  If Tenant requests additional space for Dishes/Antennae and Landlord approves the same, Tenant shall pay to Landlord the standard market rate being charged by Landlord from time to time therefor.  Landlord’s designation shall take into account Tenant’s use of the Dishes/Antennae.  Notwithstanding the foregoing, Tenant’s right to install the Dishes/Antennae shall be subject to the approval rights of Landlord (which approval may incorporate the approval of Landlord’s architect and/or engineer with respect to the plans and specifications of the Dishes/Antennae, the manner in which the Dishes/Antennae are attached to the roof of the Building and the manner in which any cables are run to and from the Dishes/Antennae.  The Dishes/Antennae must be tagged with weatherproof labels showing manufacturer, model, frequency range, and name of Tenant.  In addition, the cable between the Dishes/Antennae and Tenant’s suite must be tagged in the telecom closet on each floor with a label showing Tenant’s name, phone number and suite number.  The precise specifications and a general description of the Dishes/Antennae along with all documents Landlord reasonably requires to review the installation of the Dishes/Antennae (the “Plans and Specifications”) shall be submitted to Landlord for Landlord’s written approval no later than twenty (20) days before Tenant commences to install the Dishes/Antennae.  Tenant shall be solely responsible for obtaining the necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dishes/Antennae.  Tenant shall notify Landlord upon completion of the installation of the Dishes/Antennae.  If Landlord determines that the Dishes/Antennae equipment does not comply with the approved Plans and Specifications or that the Building has been damaged during installation of the Dishes/Antennae or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant shall cure the defects within ten (10) days after receipt of such notice.  If the Tenant fails to so cure the defects, Tenant shall pay to Landlord upon demand the reasonable cost, as determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation.  If at any time Landlord, in its reasonable discretion, deems it necessary to comply with Law, Tenant shall provide and install, at Tenant’s sole cost and expense, appropriate aesthetic screening, as so necessary, for the Dishes/Antennae (the “Aesthetic Screening”).    Wherever Landlord’s consent is required under this Section 33, such consent shall not be unreasonably withheld, conditioned or delayed for more than 3 days.

33.02                                                                     Landlord agrees that Tenant, upon reasonable prior written notice to Landlord (except in the event of an emergency), shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing, removing, securing, testing, operating and replacing the Dishes/Antennae, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant’s authorized representative or contractors, which shall be approved by Landlord, at Tenant’s sole cost and risk.  It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC (defined below) inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space.  Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits.  Except in emergencies, Tenant shall provide Landlord with at least twenty-four (24) hours advance notice prior to accessing the roof of the Building and Roof Space, and Landlord’s representatives may accompany any party to the roof.

33.03                                                                     It is further understood and agreed that the installation, maintenance, operation and removal of the Dishes/Antennae, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof.  Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives in the exercise of Tenant’s rights under this Section.

33.04                                                                     Tenant agrees to install only equipment of types and frequencies which will not cause interference to equipment of Landlord or tenants of the Building.  In the event Tenant’s equipment causes such interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference.  If said interference cannot be eliminated within a reasonable period of time, in the judgment of Landlord, then Tenant agrees to cease operation of the Dishes/Antennae until said interference is eliminated.  Landlord agrees to take all reasonable steps to prevent other tenants from subsequently installing equipment of types and frequencies which will cause interference to the Dishes/Antennae installed by Tenant.

33.05                                                                     Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Dishes/Antennae in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Occupational Safety and Health Administration (“OSHA”), the Federal Communications Commission (the “FCC”), the Federal Aviation Administration (“FAA”) or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the commonwealth, city and county in which the Building is located.  Under this Lease, Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant’s equipment.  Tenant has the responsibility of carrying out the terms of its FCC license in all respects.  The Dishes/Antennae shall be connected to Landlord’s power supply in strict compliance with all applicable building, electrical, fire and safety codes.   Except as set forth in this Lease, neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dishes/Antennae or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power.  Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

33.06                                                                     The Dishes/Antennae, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant’s right to possession hereunder.  Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached.  Tenant agrees to maintain all of the Tenant’s Dishes/Antennae, appurtenances and Aesthetic Screening, if any, placed on or about the roof or in any other part of the Building in proper operating condition and maintain the same in satisfactory condition as to appearance and safety as Landlord reasonably requires.  Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or Landlord.  Tenant agrees that at all times during the term of this Lease, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant’s agents, employees or contractors.

33.07                                                                     In light of the specialized nature of the Dishes/Antennae, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the Dishes/Antennae, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord.  Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof.  If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant’s option, to perform such work in conjunction with Tenant’s contractor.  In the event the Landlord contemplates roof repairs that could affect Tenant’s Dishes/Antennae, or which may result in an interruption of the Tenant’s telecommunication service, Landlord shall formally notify Tenant at least 60 days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.  Landlord may relocate the Dishes/Antennae to make emergency roof repairs without notice to Tenant in which event Landlord shall be responsible for the cost of relocating the Dishes/Antennae unless the need to make such emergency roof repairs is a result of the acts or omissions of Tenant, its contractors, or any Tenant Related Parties, in which event Tenant shall be responsible for the cost of relocating the Dishes/Antennae.

33.08                                                                     Tenant shall have the right to contract with any provider of telecommunication, video, data, cable or related services (“Communication Services”) so long as such provider agrees in writing to comply with the terms of this Section 33.  No access fees shall be paid nor shall any provider charge fees or derive income from any party other than Tenant without the express written agreement of Landlord.  Tenant shall not allow its provider to locate any equipment on the roof of the Building other than in the Roof Space, nor may Tenant allow its provider to use the Roof Space and/or Dishes/Antennae to provide Communication Services to an unaffiliated tenant, occupant or licensee (which shall not include a permitted assignee or sublessee of the Premises) or another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building, unless Tenant’s service provider agrees to enter into a license agreement acceptable to Landlord to service other portions of the Building.

33.09                                                                     Landlord and Tenant specifically acknowledge and agree that the terms and conditions of Section 15 (Tenant’s Insurance) and Section 16 (Subrogation) shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

33.10                                                                     Upon termination of this Lease for an Event of Default, Landlord shall be permitted to remove the Dishes/Antennae, the appurtenances and the Aesthetic Screening, if any, and restore the Building and the Roof Space to the condition that existed prior to the installation of the Dishes/Antennae, the appurtenances and the Aesthetic Screening, if any.  If, pursuant to this Section, Landlord removes the Dishes/Antennae, the appurtenances and the Aesthetic Screening, if any, as a result of such a termination, Tenant shall be liable for all reasonable costs and expenses Landlord incurs in removing the Dishes/Antennae, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Dishes/Antennae, the appurtenances, and the Aesthetic Screening, if any.

34.                               Parking.

34.01                                                                     During the Term of this Lease and any extension thereof, Tenant (i) shall be entitled to the non-exclusive use of up to one (1) parking space per 2,000 rentable square feet of the Premises (which amount Tenant shall have the option to determine by notice to Landlord within thirty (30) days of the Initial Premises Commencement Date as to the Initial Premises and within thirty (30) days of the Additional Premises Commencement Date as to the Additional Premises) (and for any Expansion Space, Accepted ROFO Premises and ROFR Space as to which Tenant exercises its option to lease, within thirty (30) days of the respective Commencement Date with respect thereto) in the Building’s parking facilities existing as of the Lease Execution Date (the “Parking Facility”), it being agreed that if Tenant makes no election, it shall be deemed to have elected its full parking allotment for the applicable portion of the Premises, subject to the following terms and conditions:

(a)                                  After its initial allotment for each portion of the Premises, upon ninety (90) days’ advance notice, Tenant may elect to reduce from time to time its allotment of parking spaces to a lower number whereupon the monthly parking charges shall be proportionately reduced, in which case Landlord may lease such spaces to others; however, Tenant may from time to time elect to increase its allotment up to the maximum number set forth in Section 34.01 upon ninety (90) days’ advance notice to Landlord whereupon the monthly parking charges shall be proportionately increased.

(b)                                 Tenant shall pay to Landlord, or Landlord’s designated parking operator, the Building’s prevailing monthly parking charges, without deduction or offset, on the first day of each month during the Term of this Lease.  Landlord will notify Tenant upon not less than 30 days’ notice of any increases in the monthly parking charges prior to billing Tenant any increases.  No deductions from the monthly charge shall be made for days on which the Parking Facility is not used by Tenant.

(c)                                  Tenant shall at all times abide by and shall cause each of Tenant’s employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, “Tenant’s Parties”) to abide by any rules and regulations (“Rules”) for use of the Parking Facility that Landlord or Landlord’s parking operator reasonably establishes from time to time and of which Tenant is provided notice, and otherwise agrees to use the Parking Facility in a safe and lawful manner.  Landlord reserves the right to adopt, modify and enforce the Rules governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system.  Landlord may refuse to permit any person who violates such Rules to park in the Parking Facility, and any violation of the Rules shall subject the car to removal from the Parking Facility.

(d)                                 Unless specified to the contrary above, the parking spaces hereunder shall be provided on a non-designated “first-come, first-served” basis at such times as the Parking Facility is operating on a self-park basis, and shall be valet-assisted on a “first-come, first-served” basis at such times as the Parking Facility is operating on a valet-assisted basis. Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, disabled persons or for other tenants or guests, and Tenant shall not park and shall not allow Tenant’s Parties to park in any such assigned or reserved spaces.  Tenant may validate visitor parking by such method as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking.  Tenant acknowledges that the Parking Facility may be temporarily closed entirely from time to time for no longer than seven (7) consecutive days (or partially closed from time to time) in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator’s reasonable control.  In the event that the Parking Facility is closed for the foregoing reasons and (i) such closure prevents Tenant from parking in the Parking Facility for two (2) Business Days and (ii) no alternative parking is provided within 1,000 feet of the Building, then Landlord shall provide Tenant with a credit for each space which is so unavailable for the number of days Tenant has been unable to park at the Parking Facility.

(e)                                  Tenant acknowledges that except to the extent caused by the negligence or willful misconduct of Landlord and its agents, employees and contractors, to the fullest extent permitted by Law, Landlord shall have no liability for any damage to property or other items located in the parking areas of the Project (including without limitation, any loss or damage to tenant’s automobile or the contents thereof due to theft, vandalism or accident), nor for any personal injuries or death arising out of the use of the Parking Facility by Tenant or any Tenant’s Parties.  The limitation on Landlord’s liability under the preceding sentence shall not apply however to personal injuries or death and loss or damage arising directly from Landlord’s (including its agents, employees and contractors) negligence or willful misconduct.  Without limiting the foregoing, if Landlord arranges for the parking areas to be operated by an independent contractor not affiliated with Landlord, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor.  Tenant agrees to look first to its insurance carrier for payment of any property losses sustained in connection with any use of the Parking Facility.

(f)                                    Tenant’s right to park as described in this Section 34 is exclusive to Tenant and Tenant’s permitted assignees and subtenants pursuant to Section 12 of this Lease and shall not pass to any other assignee or sublessee without the express written consent of Landlord.  Such consent is at the reasonable discretion of the Landlord.

(g)                                 In the event any surcharge or regulatory fee is at any time imposed by any governmental authority with reference to parking, Tenant shall (commencing after two (2) weeks’ notice to Tenant) pay, per parking space, such surcharge or regulatory fee to Landlord in advance on the first day of each calendar month concurrently with the month installment of rent due under this Lease.  Landlord will enforce any surcharge or fee in an equitable manner amongst the Building tenants.

34.02                                                                     If Tenant violates any of the terms and conditions of this Section 34, the Landlord or operator of the Parking Facility, if any, shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such violation, without liability therefor whatsoever, but otherwise in accordance with all Law which is applicable to such removal.

35.                               Signage.

Tenant shall have the right, during the Term of this Lease, to use up to Tenant’s Pro Rata Share of the Building directory to list the name of Tenant, subtenants or assignees permitted to occupy the Premises pursuant to Section 12, and up to twenty (20) names of partners and employees of any of the foregoing.  Any modification to the initial listings shall be at Tenant’s cost and expense.  Tenant shall also have the right to install and maintain, at Tenant’s cost, company identification in each of the elevator lobbies of each floor of the Premises and directional signage on partial floors.

36.                               Miscellaneous.

36.01                                                                     This Lease shall be interpreted and enforced in accordance with the Law of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth.  If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities.  Notices to any one person or entity shall be deemed to have been given to all persons and entities.  Each party represents and warrants to the other, and agrees, that each individual executing this Lease on its behalf is authorized to do so on its behalf and that the entity(ies) or individual(s) constituting Tenant or Landlord, as applicable, or which may own or control Tenant or Landlord, as applicable, or which may be owned or controlled by Tenant or Landlord, as applicable, are not and at no time will be (i) in violation of any Law relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

36.02                                                                     If Landlord retains an attorney or institutes legal proceedings due to Tenant’s failure to pay Rent when due, then Tenant shall be required to pay Additional Rent in an amount equal to the reasonable attorneys’ fees and costs actually incurred by Landlord in connection therewith.  Notwithstanding the foregoing, in any action or proceeding between Landlord and Tenant, including any appellate or alternative dispute resolution proceeding, the prevailing party shall be entitled to recover from the non-prevailing party all of its costs and expenses in connection therewith, including, but not limited to, reasonable attorneys’ fees actually incurred.  Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease.  No failure by either party to declare a default immediately upon its occurrence, nor any delay by either party in taking action for a default, nor Landlord’s acceptance of Rent with knowledge of a default by Tenant, shall constitute a waiver of the default, nor shall it constitute an estoppel.

36.03                                                                     Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, pandemics, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”), including without limitation, as set forth in Section 3.04, provided that the foregoing shall not apply to extend the time periods in Section 8.03 or Section 17 or in connection with any occurrence that would otherwise be considered a Landlord Delay.

36.04                                                                     Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property.  Upon transfer, Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease.

36.05                                                                     Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Landlord and Tenant each represent to the other that it has dealt directly with and only with the Broker (described in Section 1.10) as a broker, agent or finder in connection with this Lease.  Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers, agents or finders claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers, agents or finders claiming to have represented Landlord in connection with this Lease.  Equity Office Properties Management Corp., or such other entity affiliated with Equity Office Properties Management Corp. that is involved in the negotiation of this Lease (each referred to as “EOPMC”), represents only the Landlord in this transaction.  Any assistance rendered by any agent or employee of EOPMC in connection with this Lease or any subsequent amendment or modification or any other document related hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant. Landlord shall be responsible for any commission due to the Broker but only if and when (a) this Lease is fully executed and (b) such amount is otherwise due under any written agreement between Landlord and the Broker.

36.06                                                                     Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

36.07                                                                     Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements.  This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

36.08                                                                     This Lease does not grant any rights to light or air over or about the Building.  Landlord excepts and reserves exclusively to itself any and all rights not specifically

granted to Tenant under this Lease.   Landlord reserves the right to make changes to the Property, Building and Common Areas as Landlord deems appropriate so long as the same does not prevent access to the Premises, materially adversely affect the Premises, or modify Common Areas in a manner which is not common in reasonably comparable buildings in the Financial District of Boston.  This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents.  Neither party is relying upon any warranty, statement or representation not contained in this Lease.  This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

36.09                                                                     Submission of this Lease by Landlord is not an offer to enter into this Lease but rather is a solicitation for such an offer by Tenant.  Neither party shall be bound by this Lease until Landlord and Tenant have executed the same and a fully executed counterpart of this Lease has been delivered to Landlord and Tenant.  .

36.10                                                                     If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides or adversely affect Tenant in any way.

36.11                                                                     This Lease may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties.  Transmission of a facsimile or by email of a pdf copy of the signed counterpart of this Lease shall be deemed the equivalent of the delivery of the original, and any party so delivering a facsimile or pdf copy of the signed counterpart of this Lease by email transmission shall in all events deliver to the other party an original signature promptly upon request.

Landlord and Tenant have executed this Lease under seal in two or more counterparts as of the day and year first above written.

LANDLORD:

MA-100 HIGH STREET, L.L.C., a Delaware limited liability company

By:

Name:

Title:

TENANT:

INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation

By:

Name:

Title:

By:

Name:

Title:

EXHIBIT A-1

OUTLINE AND LOCATION OF THE 16th FLOOR

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 HIGH STREET, L.L.C., a Delaware limited liability company (“Landlord”) and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation (“Tenant”) for space in the Building located at 150 Federal Street, Boston, Massachusetts 02110, which address is expected to be changed to 100 High Street, Boston, Massachusetts 02110 after the execution of this Lease.  Capitalized terms used but not defined herein shall have the meanings given in this Lease.

A-1-1

EXHIBIT A-2

OUTLINE AND LOCATION OF THE 17TH FLOOR

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 HIGH STREET, L.L.C., a Delaware limited liability company (“Landlord”) and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation (“Tenant”) for space in the Building located at 150 Federal Street, Boston, Massachusetts 02110, which address is expected to be changed to 100 High Street, Boston, Massachusetts 02110 after the execution of this Lease.  Capitalized terms used but not defined herein shall have the meanings given in this Lease.

A-2-1

EXHIBIT A-3

OUTLINE AND LOCATION OF THE DATA CENTER

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 HIGH STREET, L.L.C., a Delaware limited liability company (“Landlord”) and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation (“Tenant”) for space in the Building located at 150 Federal Street, Boston, Massachusetts 02110, which address is expected to be changed to 100 High Street, Boston, Massachusetts 02110 after the execution of this Lease.  Capitalized terms used but not defined herein shall have the meanings given in this Lease.

A-3-1

EXHIBIT A-4

OUTLINE AND LOCATION OF THE 15TH AND 18TH FLOORS

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 HIGH STREET, L.L.C., a Delaware limited liability company (“Landlord”) and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation (“Tenant”) for space in the Building located at 150 Federal Street, Boston, Massachusetts 02110, which address is expected to be changed to 100 High Street, Boston, Massachusetts 02110 after the execution of this Lease.  Capitalized terms used but not defined herein shall have the meanings given in this Lease.

A-4-1

EXHIBIT A-5

OUTLINE AND LOCATION OF THE 18TH AND 19TH FLOORS

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 HIGH STREET, L.L.C., a Delaware limited liability company (“Landlord”) and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation (“Tenant”) for space in the Building located at 150 Federal Street, Boston, Massachusetts 02110, which address is expected to be changed to 100 High Street, Boston, Massachusetts 02110 after the execution of this Lease.  Capitalized terms used but not defined herein shall have the meanings given in this Lease.

A-5-1

EXHIBIT A-6

TENANT’S PROPOSED ALTERATION LAYOUT ON 16TH FLOOR

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 HIGH STREET, L.L.C., a Delaware limited liability company (“Landlord”) and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation (“Tenant”) for space in the Building located at 150 Federal Street, Boston, Massachusetts 02110, which address is expected to be changed to 100 High Street, Boston, Massachusetts 02110 after the execution of this Lease.  Capitalized terms used but not defined herein shall have the meanings given in this Lease.

A-6-1

EXHIBIT B

EXPENSES AND TAXES

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 HIGH STREET, L.L.C., a Delaware limited liability company (“Landlord”) and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation (“Tenant”) for space in the Building located at 150 Federal Street, Boston, Massachusetts 02110, which address is expected to be changed to 100 High Street, Boston, Massachusetts 02110 after the execution of this Lease.  Capitalized terms used but not defined herein shall have the meanings given in this Lease.

1.                                      Payments.

1.01 Commencing on the applicable Rent Commencement Date, Tenant shall pay (i) Tenant’s Pro Rata Share of the amount, if any, by which Expenses (defined below) for each calendar year during the Term but after the Rent Commencement Date exceed Expenses for the Base Year (the “Expense Excess”) and (ii) the amount, if any, by which Taxes Allocable to the Premises (defined below) for each Fiscal Year during the Term but after the Rent Commencement Date exceed Taxes Allocable to the Premises for the Base Year (the “Tax Excess”).  If Expenses or Taxes Allocable to the Premises in any calendar year or Fiscal Year (as applicable) decrease below the amount of Expenses or Taxes Allocable to the Premises for the Base Year (as applicable), Tenant’s Pro Rata Share of Expenses or the Taxes Allocable to the Premises, as the case may be, for that calendar year or Fiscal Year shall be $0.  Landlord shall provide Tenant with a good faith estimate of the Expense Excess and of the Tax Excess for each calendar year or Fiscal Year during the Term.  On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of the Expense Excess plus one-twelfth of Landlord’s estimate of the Tax Excess.  If Landlord determines that its good faith estimate of the Expense Excess or of the Tax Excess was incorrect by a material amount, Landlord may provide Tenant with a revised estimate.  After its receipt of a revised estimate, Tenant’s monthly payments shall be based upon the revised estimate (provided, Tenant shall be entitled to at least 30 days notice of any revision in order to reflect the change in payment amount internally).  If Landlord does not provide Tenant with an estimate of the Expense Excess or the Tax Excess by the first day of a calendar year or Fiscal Year, as the case may be, Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate.  Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year’s estimate.  Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

1.02 As soon as is practical following the end of each calendar year or Fiscal Year and, in all events, shall provide the same within twelve (12) months from the end of such calendar year or Fiscal Year, it being agreed that Landlord shall use commercially reasonable efforts to do so within six (6) months from the end of such calendar year or Fiscal Year, as the case may be, Landlord shall furnish Tenant with a reasonably detailed statement of the actual Expenses and Expense Excess and the actual Taxes Allocable to the Premises and Tax Excess for the prior calendar year or Fiscal Year, as the case may be.  If the estimated Expense Excess or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is more than the actual Expense Excess or actual Tax Excess for the prior calendar year or Fiscal Year, as the case may be, Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due.  If the estimated Expense Excess or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is less than the actual Expense Excess or actual Tax Excess, for such prior calendar year or Fiscal Year, as the case may be, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses or Taxes Allocable to the Premises, any underpayment for the prior calendar year or Fiscal Year, as the case may be.

1.03  For any partial calendar year as to Expenses or Fiscal Year as to Taxes Allocable to the Premises after the Rent Commencement Date within the Term, Tenant’s Pro Rata Share of any Expense Excess or the Tax Excess shall be pro rated on the basis of a 365-day year by computing Tenant’s Pro Rata Share of such amount of Expenses or the amount of Taxes Allocable to the Premises, as the case may be, for the entire year and then pro rating such amount for the number of days the Term was in effect during said year.

2.  Expenses.

2.01  “Expenses” means all costs and expenses incurred in each calendar year in a manner consistently applied in connection with operating, maintaining, repairing, and managing the Building and the Property.  Expenses include, without limitation: (a)  all labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits; (b) management fees in an amount not to exceed 3% of the gross revenues from the Building and the Property with the stipulation that the management fee percentage in each subsequent year shall not be greater than the management fee percentage established for the Base Year; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) the cost of services; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) insurance premiums and deductibles; (h) electricity, gas and other utility costs; (i) Common Area Charges (as defined below) to the extent such charges cover costs that are otherwise included in this Section 2.01; and (j) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) which are:  (1) performed to reduce current or future Expenses; or (2) required to comply with any Law that is enacted, or first interpreted by a governmental authority or court to apply to the Property, after the Lease Execution Date.  Subject to the foregoing limitation, the cost of capital improvements shall be amortized on a yearly basis to the extent of the actual savings generated by this capital expenditure and the cost of capital improvements required by Law as aforesaid shall be amortized over the useful life of the capital improvement as reasonably determined by the Landlord.  The amortized cost of capital improvements may, at Landlord’s option, include actual interest at the rate that Landlord is required to pay to finance the cost of the capital improvement.  If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties.

2.02  Common Area Charges.  Whereas the Building is part of the 150 Federal Street Condominium (the “Condominium”) created by Master Deed dated September 30, 1988 and recorded with the Suffolk County Registry of Deeds (the “Registry”) in Book 15066, Page 201 (the “Master Deed”), Common Charges (and Special Common Charges benefitting the Units of which the Premises are a part) as such terms are defined in the By-Laws of the Association dated September 30, 1988 and recorded with the Registry in Book 15067, Page 1, as the same may be amended from time to time (the “By-Laws”).

2.03  Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Building, including brokerage commissions; lease concessions, rental abatements and construction allowances granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Taxes or Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases;

wages, salaries, fees, and fringe benefits (“Labor Costs”) paid to executive personnel or officers or partners or other corporate personnel of Landlord, except that if such individuals provide services directly related to the operation, maintenance or ownership of the Building (as opposed to services relating to the general overhead of Landlord) which, if provided directly by a property manager or its general support staff, would normally be chargeable as an operating expense of a comparable office Building, then an appropriate pro rata share of the Labor Costs of such individuals that is reflective of the extent to which such individuals are providing such services to the Building may be included in Expenses;

leasehold improvements, alterations and decorations which are made in connection with the preparation of any portion of the Property for occupancy by a new tenant;

costs incurred in connection with the making of repairs or replacements which are the obligation of another tenant or occupant of the Property;

advertising, marketing, promotional, and public relations fees, commissions or expenditures;

costs (including, without limitation, attorneys’ fees and disbursements) incurred in connection with any judgment, settlement or arbitration award resulting from any tort liability;

rent or other charges payable under any ground or underlying lease;

costs of any item which are reimbursed to Landlord by other tenants or third parties or which are properly chargeable or attributable to a particular tenant or particular tenants;

any utility or other service used or consumed in the premises leased or leasable to any tenant or occupant, including, without limitation, gas, electricity, water, and sewer, if Tenant’s use or consumption of such utility or other services is separately metered or sub-metered at the Premises or Tenant is charged a separate amount therefor;

costs incurred in connection with Landlord’s preparation, negotiation, dispute resolution and/or enforcement of leases, including court costs and attorneys’ fees and disbursements in connection with any summary proceeding to dispossess any tenant or incurred in connection with disputes with prospective tenants, employees, consultants, management agents, leasing agents, purchasers or mortgagees;

costs of any expansions of the Property or the Building;

costs of repairs, restoration or replacements occasioned by fire or other casualty or caused by the exercise of the right of eminent domain, whether or not insurance proceeds or condemnation award proceeds are recovered or adequate for such purposes;

cost to make improvements, alterations and additions to the Property which are required in order to render the same in compliance with laws, rules, orders regulations and/or directives existing as of the Lease Execution Date;

amounts paid to subsidiaries or affiliates of Landlord for goods and/or services rendered to the Property to the extent such amounts exceed the fair market costs for delivery of such services were they not provided by such related parties;

the cost of installing, operating and maintaining any specialty facility (including, but not limited to parking facilities) or commercial concession operated by Landlord;

compensation paid to employees or other persons in connection with commercial concessions operated by Landlord;

costs related to maintaining Landlord’s existence, either as a corporation, partnership, or other entity (by example these costs shall include, but not be limited to tax return preparation, filing costs, legal costs);

costs of audited financial statements if these are required by an agreement between Landlord and another party, which shall include , but not be limited to a lender, partner or ground lessor;

costs related to events for the Building tenants including, but not limited to parties, holiday gifts and tenants welcoming gifts;

costs arising from Landlord’s charitable or political contributions;

costs for reserves of any kind;

costs associated with the Parking Facility; and

other than ordinary or routine cleanup or maintenance costs, costs incurred in connection with any environmental monitoring, compliance, testing and remediation, including, but not limited to, clean-up, response action or remediation on, in, under or about the Property and/or the Building, including but not limited to costs and expenses associated with the defense, administration, settlement, monitoring or management thereof and the cost of replacing and retrofitting the HVAC system to comply with Law enacted prior to the date hereof that regulate or prohibit the use or release of chlorofluorocarbons (CFCs) or hydrochlorofluorocarbons (HCFCs).

2.03  If at any time during a calendar year the Building is not at least 100% occupied or Landlord is not supplying services to at least 100% of the total Rentable Square Footage of the Building, Expenses which vary based on the level of occupancy shall be determined as if the Building had been 100% occupied and Landlord had been supplying services to 100% of the Rentable Square Footage of the Building during that calendar year.  Expenses for the Base Year shall also be determined in such manner. The extrapolation of Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.

3.  Taxes.

3.01  “Taxes Allocable to the Premises” shall mean the sum of (i) to the extent the Premises include all of the rentable floor area of any one or more Unit(s), the Taxes (as defined below) relating to such Unit(s); plus (ii) to the extent the Premises include less than all of the rentable floor area in any one or more Unit(s), a proportionate share of the Taxes relating to each such Unit, determined by multiplying the Taxes relating to such Unit by a fraction, the numerator of which is the rentable floor area of that portion of the Premises situated within such Unit and the denominator of which is the total rentable floor area of such Unit; plus (iii) any increase in real estate taxes on the Building (or the Unit, as the case may be) which result from any alteration, addition or improvement to the Premises performed by or for Tenant, excluding any increase in real estate taxes on the Building (or the Unit, as the case may be) which result from any alteration, addition or improvement performed by or for another tenant located in the Building.  Tenant acknowledges that Landlord is currently investigating the merits of collapsing the existing condominium structure of the Building.  In the event Landlord elects to collapse the existing condominium structure of the Building, Tenant agrees to work with Landlord in good faith to agree upon the terms and conditions of an amendment to this Lease that would revise the manner in which Taxes Allocable to the Premises would be calculated.  Specifically, such amendment would revise the current method of calculation so that, on a going forward basis, Tenant would pay for its Pro Rata Share of the total Taxes for the entire Building (as opposed to Landlord’s Units).  Notwithstanding Tenant’s agreement to work with Landlord in good faith as set forth above, it is understood and agreed that Tenant shall be under no obligation to enter in an amendment that (in Tenant’s good faith judgment) would require Tenant to pay more taxes than it would otherwise be required to pay had Tenant not entered into the amendment and had Landlord not collapsed the condominium structure of the Building.

3.02  “Taxes” shall mean:  (a) all real property taxes and other assessments on the Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all reasonable costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities which reasonable costs and fees may include contingency fees.  Without limitation, Taxes shall not include any income, capital levy, transfer, capital stock, gift, estate or inheritance tax or penalties or interest for the late payment of Taxes.  The amount of special assessments included in Taxes shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the Fiscal Year in respect of which such Taxes are being determined. If a change in Taxes is obtained for any year of the Term during which Tenant paid any Tax Excess, then Taxes Allocable to the Premises for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment.  Likewise, if a change is obtained for Taxes Allocable to the Premises for the Base Year, Taxes Allocable to the Premises for the Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed.  Tenant shall pay Landlord the amount of any such increase in the Tax Excess within 30 days after Tenant’s receipt of a statement from Landlord which shall include a copy of all bills for Taxes with respect to such Fiscal Year.

4.  Audit Rights.  Within one hundred twenty (120) days after receiving Landlord’s detailed statement of Expenses and/or Taxes (or, with respect to the Base Year Expenses or Taxes, within one hundred twenty (120) days after receiving Landlord’s initial detailed statement of Expenses or Taxes for the Base Year) (each such period is referred to as the “Review Notice Period”), Tenant may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for the calendar year and/or Taxes for the Fiscal Year (or Base Year, as applicable) to which the statement applies, and within 60 days after sending the Review Notice to Landlord (such period is referred to as the “Request for Information Period”), Tenant shall send Landlord a written request identifying, with a reasonable degree of specificity, the information that Tenant desires to review (the “Request for Information”).  Within a reasonable time after Landlord’s receipt of a timely Request for Information and executed Audit Confidentiality Agreement (referenced below), Landlord shall forward to Tenant, or make available for inspection on site at such location in a major U.S. city, such records (or copies thereof) for the applicable calendar year (or Base Year, as applicable) that are reasonably necessary for Tenant or Tenant’s agent to conduct its review of the information appropriately identified in the Request for Information.  Within 90 days after any particular records are made available to Tenant (such period is referred to as the “Objection Period”), Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses or Taxes for that year which relates to the records that have been made available to Tenant.  If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice.  If Landlord and Tenant determine that Expenses or Taxes for the applicable year are less than reported (or if Tenant’s Pro Rata Share of Expenses or the Taxes Allocable to the Premises has been incorrectly determined), Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant (continuing monthly until Tenant has been credited the full amount of the overpayment).  Likewise, if Landlord and Tenant determine that Expenses or Taxes for the applicable year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days.  If Tenant fails to give Landlord an Objection Notice with respect to any records that have been made available to Tenant prior to expiration of the Objection Period applicable to the records which have been provided to Tenant, Tenant shall be deemed to have approved Landlord’s statement of Expenses with respect to the matters reflected in such records and shall be barred from raising any claims regarding the Expenses relating to such records for that year.  If Tenant fails to provide Landlord with a Review Notice prior to expiration of the Review Notice Period or fails to provide Landlord with a Request for Information prior to the expiration of the Request for Information Period described above, Tenant shall be deemed to have approved Landlord’s statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year.  In the event Landlord’s calculation of the Expenses or Taxes for any year (or Tenant’s Pro Rata Share of Expenses or the Taxes Allocable to the Premises) is overstated in excess of five percent (5%), Landlord shall also reimburse Tenant for all reasonable costs in its review of the supporting documentation, including accountants’ and attorneys’ fees.  Tenant shall have no right whatsoever to dispute by judicial proceeding or otherwise the accuracy of any statement, unless Tenant provides written notice to Landlord within the time period set forth above disputing the compilation of cost as prepared by Landlord and Landlord and Tenant are unable to resolve such dispute within sixty (60) days of such notice, in which event either party may refer the claim to an independent accounting firm (the “IAC”) reasonably acceptable to both Landlord and Tenant on terms that are mutually agreeable.  The decision of the IAC shall be conclusive and binding on both parties including the allocation of costs to be reimbursed by the parties as decided by the IAC.  Should Landlord and Tenant be unable to agree on an IAC and the terms of engagement of same within thirty (30) days of the initial presentation to Landlord, then either party may so notify the

President of the Boston Bar Association (or such organization as may succeed to said Boston Bar Association) and request him or her to designate an IAC and request that such designation be made within ten (10) days of such notice.

If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Property is located.  Subject to reimbursement to the extent noted above, Tenant shall initially be solely responsible for all costs, expenses and fees incurred for the audit, which fees cannot be based in whole or in part on a contingency basis.  The records and related information obtained by Tenant shall be treated as confidential, and applicable only to the Building, by Tenant and its auditors, consultants and other parties reviewing such records on behalf of Tenant (collectively, “Tenant’s Auditors”), and, prior to making any records available to Tenant or Tenant’s Auditors, Landlord may require Tenant and Tenant’s Auditors to each execute a reasonable confidentiality agreement (“Audit Confidentiality Agreement”) in accordance with the foregoing.  In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

EXHIBIT C

OUTLINE AND LOCATION OF THE ROOF SPACE

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 HIGH STREET, L.L.C., a Delaware limited liability company (“Landlord”) and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation (“Tenant”) for space in the Building located at 150 Federal Street, Boston, Massachusetts 02110, which address is expected to be changed to 100 High Street, Boston, Massachusetts 02110 after the execution of this Lease.  Capitalized terms used but not defined herein shall have the meanings given in this Lease.

[To the extent a plan is not attached, the same will be attached after the execution of this Lease upon the mutual agreement of the parties.]

C-1

EXHIBIT D

COMMENCEMENT LETTER

(EXAMPLE)

Date

Tenant
Address

Re:                               Commencement Letter with respect to that certain Lease dated as of                     , 20      , by and between MA-100 HIGH STREET, L.L.C., a Delaware limited liability company, as Landlord, and                                                                     , as Tenant, for                  rentable square feet on the                  floor of the Building located at 100 High Street, Boston, Massachusetts 02110.

Lease Id:

Business Unit Number:

Dear                                           :

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and acknowledges:

1.                                       The Commencement Date of the Lease is                                                 ;

2.                                       The Termination Date of the Lease is                                                         .

Please acknowledge the foregoing and your acceptance of possession by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.  Tenant’s failure to execute and return this letter, or to provide written objection to the statements contained in this letter, within 30 days after the date of this letter shall be deemed an approval by Tenant of the statements contained herein.

Sincerely,

Authorized Signatory

Acknowledged and Accepted:

Tenant:

By:
Name:
Title:
Date:

D-1

EXHIBIT E

BUILDING RULES AND REGULATIONS

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 HIGH STREET, L.L.C., a Delaware limited liability company (“Landlord”) and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation (“Tenant”) for space in the Building located at 150 Federal Street, Boston, Massachusetts 02110, which address is expected to be changed to 100 High Street, Boston, Massachusetts 02110 after the execution of this Lease.  Capitalized terms used but not defined herein shall have the meanings given in this Lease.

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances.  In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control.

1.                                       Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises.  No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas.  At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.

2.                                       Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances.

3.                                       No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord.  All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building.

4.                                       Landlord, at its expense, shall provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants (including the signage required under Section 35 of this Lease) and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.                                       Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises, provided any entry into the Premises shall be strictly in accordance with the terms of this Lease.  A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost and Tenant shall not make any duplicate keys.  All keys shall be returned to Landlord at the expiration or early termination of the Lease. Tenant shall have the right to install a key card access system in the Premises so long as (1) access key cards are provided to Landlord and (2) such system is compatible with Landlord’s Building security system.

6.                                       All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.

7.                                       Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be performed in a manner and restricted to hours reasonably designated by Landlord, which are currently 6:00 p.m. to 7:00 a.m. on Business Days.  Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, including the names of any contractors, vendors or delivery companies, which approval shall not be unreasonably withheld, conditioned or delayed.  Tenant shall assume all risk for damage, injury or loss in connection with the activity subject to the terms of this Lease.

8.                                       Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld, conditioned or delayed; provided that approval by Landlord shall not relieve Tenant from liability for any damage in connection with such heavy equipment or articles in accordance with the terms of this Lease.

9.                                       Corridor doors, when not in use, shall be kept closed.

10.                                 Tenant shall not:  (a) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (b) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (c) conduct or permit other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance.

11.                                 No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12.                                 No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all Law which is applicable to the use of such substances.  Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq., M.G.L. c. 21C, M.G.L. c. 21E or any other applicable environmental Law which may now or later be in effect, except for those substances as are typically found in a similar premises used for general office purposes and are being used by Tenant in a safe manner in compliance with all Law.  Tenant shall comply with all Law pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13.                                 Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14.                                 Tenant shall not knowingly take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”) and shall cease such action immediately upon knowledge thereof.  Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume.  Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Commencement Date of the Term be extended as a result of the above actions.

15.                                 [Intentionally deleted.]

16.                                 Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

17.                                 Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.  Landlord shall maintain a bicycle storage area on the Property at all times during the Term, which area may be relocated from time to time.

18.                                 Landlord may from time to time adopt systems and procedures for the security and safety of the Building and Property, their occupants, entry, use and contents.  Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19.                                 Landlord shall have the right to prohibit the use of the name of the Building in a manner that in Landlord’s sole opinion may impair the reputation of the Building or its desirability.  Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20.                                 Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke inside or on the walkways outside the Building.

21.                                 Subject to Tenant’s approval, which shall not be unreasonably withheld, Landlord shall have the right to change standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance.  It shall be unreasonable for Tenant to withhold its approval for a change that affects substantially all of the Building.  Any such change shall be at Landlord’s sole cost and expense.  Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22.                                 Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord.  Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23.                                 The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time.  Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

EXHIBIT F

ADDITIONAL PROVISIONS

[Intentionally Deleted.]

F-1

EXHIBIT G

FORM OF NOTICE OF LEASE

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 HIGH STREET, L.L.C., a Delaware limited liability company (“Landlord”) and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation (“Tenant”) for space in the Building located at 150 Federal Street, Boston, Massachusetts 02110, which address is expected to be changed to 100 High Street, Boston, Massachusetts 02110 after the execution of this Lease.  Capitalized terms used but not defined herein shall have the meanings given in this Lease.

NOTICE OF LEASE

Notice is hereby given pursuant to Massachusetts General Laws, Chapter 183, Section 4 of the following lease:

1. Landlord:	MA-100 HIGH STREET, L.L.C., a Delaware limited liability company

2. Tenant:	[insert name of tenant as shown in lease]

3. Date of Lease:	, .

4. Premises:

[describe premises as described in lease, e.g.,”                rentable square feet of space as more particularly described in the Lease on the            floor of the building known as and numbered 100 High Street, Boston, Massachusetts, and more particularly described on Exhibit A attached hereto”].

5. [Initial] Lease Term:	[insert lease term without extensions; if there are no extensions, delete “Initial”].

6. Extension Rights:	[insert extension options, e.g., “Two (2) options to extend the term for five (5) years each, on the terms and conditions provided for by the Lease.” If there are no extension rights, delete #6].

7. Expansion Rights	Tenant has certain rights to lease additional portions of the Building on floors between and , all upon and subject to certain terms and conditions contained in the Lease.

The foregoing is a summary of certain terms of the Lease for purposes of giving notice thereof, and shall not be deemed to modify or amend the terms of the Lease.

[For Landlord’s title, see deed of                                          to Landlord dated                       ,          recorded with the                           Registry of Deeds in Book         , Page       ].

This Notice is executed under seal this        day of                                       ,               .

LANDLORD: [insert name of landlord]

By:
Name:
Title:

TENANT: [insert name of tenant]

By:
Name:
Title:

THE COMMONWEALTH OF MASSACHUSETTS

                          , ss.

On this        day of                        20      , before me, the undersigned notary public, personally appeared                                           , proved to me through satisfactory evidence of identification, which was ☐ photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness, ☐ personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document(s), and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose. (as partner for             partnership) (as          of                 corporation), (as          of          limited liability company), (as attorney in fact for                              ).

Notary Public:

My Commission Expires:

THE COMMONWEALTH OF MASSACHUSETTS

                          , ss.

On this        day of                        20      , before me, the undersigned notary public, personally appeared                       , proved to me through satisfactory evidence of identification, which was ☐ photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness, ☐ personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document(s), and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose. (as partner for             partnership) (as          of                 corporation), (as          of          limited liability company), (as attorney in fact for                              ).

Notary Public:

My Commission Expires:

EXHIBIT A

DESCRIPTION OF THE PREMISES

EXHIBIT H

DEFINITION OF SHELL CONDITION

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 HIGH STREET, L.L.C., a Delaware limited liability company (“Landlord”) and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation (“Tenant”) for space in the Building located at 150 Federal Street, Boston, Massachusetts 02110, which address is expected to be changed to 100 High Street, Boston, Massachusetts 02110 after the execution of this Lease.  Capitalized terms used but not defined herein shall have the meanings given in this Lease.

DEFINITION OF SHELL CONDITION

Landlord, at its sole expense, will deliver the premises in “Shell Condition”.  The following outline shall define the “Shell Condition”, to be completed and paid by the Landlord prior to delivering the premises to Tenant’s contractor for construction:

•                  Deliver to the premises “Certified” or new VAV boxes at a ratio of one VAV box per 1,000 square feet of rentable area, duct work (high & medium pressure).  All VAV Boxes shall include controls, dampers, motors & heat coils for perimeter boxes.

•                  Install building standard blinds throughout the premises.

•                  Remove all existing floor coverings, including all carpeting, carpet pads, stone, wood and VCT tile.

•                  Floors shall be delivered leveled, clean swept and free of all architectural finishes including, but not limited to, nails, glue, carpet and other adhesives, floor tile, metal stud track, etc. and ready for carpet.

•                  Seal all penetrations in the core walls.  Seal all floor penetrations and patch in accordance with existing code requirements.

•                  Remove all existing partitions.

•                  Remove all existing tenant doors, frames and hardware units.

•                  Remove all millwork.

•                  Remove all existing ceilings and ceiling suspension systems.

•                  Remove all existing tenant telephone and data cables, conduits, junction boxes, panels and backboards.

•                  Remove all existing office lighting fixtures, emergency light fixtures, exit lights and switches.

•                  Remove all existing tenant telephone and data cables located overhead and under the floor cable systems, conduit, junction boxes, panels and backboards.

•                  Remove all existing electrical, telephone and data outlets in partitions scheduled for demolition.

•                  Install sprinkler heads and branch lines.

•                  Install fire alarm system and devices to meet all local, state and American Disabilities Act (ADA) requirements.  Base building systems (including, without limitation, the Base Building electrical riser closets), Common Areas, and all Existing Bathrooms, as defined in Section 3.02 of this Lease to be delivered in a condition which does not constitute an Existing Bathroom Landlord Delay, as defined in Section 3.02 of this Lease, it being acknowledged that Landlord shall have the right to apply for variances in which case compliance with such variance shall be sufficient but any delay associated with Landlord’s pursuit of the variance shall be considered an Existing Bathroom Landlord Delay if the same prevents Tenant from obtaining a certificate of occupancy for the Premises; however, if Landlord’s pursuit of such variance delays Tenant’s Initial Alterations, such delay shall constitute a Landlord Delay as per Section 4.10 of this Lease.

•                  Provide for Tenant distribution 480v HVAC panel(s), 277v lighting panel(s), 120v power panel(s) and a 45 — 75KVA K rated transformer.

•                  Electrical service of 10 watts per square foot ready for Tenant’s electrical contractor to begin distribution.

•                  Exterior walls will be insulated, dry walled, taped and ready for paint.

•                  Columns framed, dry walled and ready for paint.

•                  All hazardous materials removed, Landlord to provide documentation regarding any hazardous materials.

•                  Ancillary spaces such as mechanical room, electrical room, janitor closet and telecommunications room will be provided by the Landlord and shall be in compliance with current Law even if the need for compliance arises solely because of Tenant’s construction of the Initial Alterations; however, if any element of the Initial Alterations is in violation of Law, Tenant, and not Landlord, shall be responsible to cure such violation.

•                  Plumbing riser installed to Tenant premises.

DEFINITION OF SHELL CONDITION

Landlord, at its expense, will deliver the premises in “Shell Condition”.  The following outline shall define the “Shell Condition”, to be completed and paid by the Landlord (i.e., those items marked “X” in Landlord column) prior to delivering the premises to Tenant’s contractor for construction (it being acknowledged that the following line items may be satisfied by as is condition if such items are in place as of the Lease Execution Date):

Architectural/Construction	Landlord	Tenant
Concrete Floor (leveled) in Tenant Area (1/4” every 12’ non contiguous)	X
Concrete Floors in Mech/Elec/Tel/Jan	X
Gypsum Board partitions (taped & spackled) and ready for paint	X
• Perimeter (including columns & soffits)	X
• Columns (interior) sheet rocked (taped and spackled)	X
• Core	X
• Common Corridors (Note: although not specifically listed, Tenant shall be responsible for all work in common corridors if Contraction results in a partial floor as per Section 27 of this Lease.)		X
• Tenant Demising Partitions		X
Toilet Rooms (all finishes)	X
MEP Rooms (all finishes)	X
Exit Stairs (all finishes to building standards)	X
Janitor Closets (all finishes)	X
Elevator Lobby Finishes, Multi-Tenant Floors	X
Elevator Lobby Finishes, Single-Tenant Floors		X
Exterior Windows and Sills	X
Exterior Building Standard Blinds	X

Painting/Wall covering
Tenant Area		X
Ceiling System (grid & tile except where noted)
* Toilet Rooms	X
* Tenant Area		X
* MEP Rooms	X
* Janitors Closets	X
* Elevator Lobby-Multi-Tenant Floors	X
* Elevator Lobby-Single-Tenant Floors		X
* Grid, Common Areas	X
* ACT, Tenant Areas		X
Floor Covering w/ Base
* Tenant Area		X
* Tenant floor leveled and ready for flooring	X
* Elevator Lobby – Multi-Tenant Floors	X
* Elevator Lobby – Single-Tenant Floors		X
*Window Coverings, Blinds	X
Doors & Hardware
* Core	X
* Tenant Area		X
Mullion Adapters		X
ADA Code Requirements
* Site	X
* Building Entries	X
* Main Lobby	X
* Elevators	X
* Exit Stairs	X
* Toilet Rooms in Core (but only to the extent preventing certificate of occupancy from being issued)	X
* Tenant Area		X
Interior Signage
* Building Directories	X
* Core Areas	X
* One (1) Building Standard Suite Entry per Tenant	N/A
ELECTRICAL
Incoming Service – 10 Watts per RSF demand load including HVAC requirements	X
Switchgear (to be shared proportionately for multi-tenant floors)	X
Buss Duct Riser (200 amps per floor) (to be shared proportionately for multi-tenant floors)	X
Distribution to Closets (1 closet per floor)
* Low Voltage Panels	X
* High Voltage Panels	X
* Transformer (1 per closet)	X
Emergency Lighting
* Core Area	X
* Tenant Area		X
Light Fixtures
* Core Area	X

* Tenant Area		X
* Elevator Lobby-Multi-Tenant Floors	X
* Elevator Lobby-Single-Tenant Floors		X
* Main Lobbies	X
Convenience Outlets
* Core Area	X
* Tenant Area		X
Life Safety System
* Core Area	X
* Tenant Area		X
* Panel Contacts (Location and capacity to be agreed upon)	X
* Telephone/Data Core Drills in Core Closets	X
Voice/Data Distribution
* Incoming Service	X
* Vertical Backbone		X
* Horizontal Distribution		X
* Grounding System (connection by Tenant)	X
* Outlets		X
* Telephone Switch		X
* UPS System		X
* Automatic Transfer Switch (for UPS)		X
* Emergency Generator (per code-Life Safety System only)	X
MECHANICAL
Base System (up to VAV box)	X

* Certified or new VAV Boxes delivered to the premises ready for installation with Thermostats/Control wiring provided but not installed or balanced (1 per 1,000 RSF), including energy management control panel.

X
Exhaust/Ventilation
* MEP Rooms	X
* Toilet Rooms	X
* Elevator Rooms	X
Medium Pressure Trunk Duct	X
Low Pressure Trunk Duct		X
Duct Run outs		X
Diffusers (perimeter slot and interior)		X
Supplemental A/C Units
Supplemental A/C Piping (valved and caped connection)	X
Supplemental A/C piping distribution by tenant		X

FIRE PROTECTION
Standpipes	X
Distribution to Main Loop	X
* Valved Connections	X
* Flow & Tamper Switches	X
* Fire Hose Cabinet finished and complete with hoses and extinguisher.	X
Branches, Drops and Heads (per code)
* Core	X
* Tenant Area (code minimum, 1 per 225 rsf)	X

* Additional or Relocated Heads per Tenant Plan		X
* Main Lobby	X
* Elevator Lobby – Multi-Tenant Floors	X
* Elevator Lobby – Single-Tenant Floors		X
Extinguisher Cabinets/Extinguishers
* Tenant Area		X
Local Fire Alarm	X
* For Tenant Tie-In, Every Floor		X
Fire Phones (per code)
* Fire Control Room	X
* Elevator	X
* Stairways	X
Annunciator Panels (per code/specifications)	X

	Landlord	Tenant
PLUMBING
Wet Columns	X
Core Fixtures	X
Electric Water Coolers	X
Janitors Sink	X
Pantries (typical floor)		X

	Landlord	Tenant
SECURITY
Card readers (including power & conduit) to building main lobby only	X
* Garage	X
* Building Entries	X
* Typical Floors-Suite Entry		X
* Elevators – All elevators to have card readers.	X

EXHIBIT I

FORM OF SNDA

SUBORDINATION,
NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT made as of this       th day of July, 2009, between the Lender (defined below) and Investment Technology Group, Inc., a Delaware corporation,  having an address at 380 Madison Avenue, New York, New York 10017 (hereinafter called “Tenant”).

RECITALS:

WHEREAS, by a Lease Agreement dated as of July       , 2009 (the “Lease”), between MA-100 High Street, L.L.C.,  a Delaware limited liability company (hereinafter called “Landlord”), as landlord, and Tenant, as tenant, Landlord leased to Tenant certain premises located at 150 Federal Street, Boston, Massachusetts 02110, which address is expected to be changed to 100 High Street, Boston, Massachusetts 02110 after execution of this Agreement (the “Premises”) on the property known as “150 Federal Street,” and described in Schedule “A”, annexed hereto and made a part hereof (the “Property”); and

WHEREAS, Goldman Sachs Commercial Mortgage Capital, L.P., Bank of America, N.A., Bear Stearns Commercial Mortgage Inc., German American Capital Corporation, Morgan Stanley Mortgage Capital Inc., Column Financial, Inc., Citigroup Global Markets Realty Corp., and Wachovia Bank, National Association (collectively, as original lender and predecessor-in-interest to Lender, “Original Lender”), has made a loan to Landlord, which loan is secured by, among other things, a mortgage or deed of trust encumbering the Property, recorded in Official Record Book 41453, Page 301, of the Public Records of Suffolk County, Massachusetts (which mortgage or deed of trust, and all amendments, renewals, increases, modifications, replacements, substitutions, extensions, spreaders and consolidations thereof and all re-advances thereunder and additions thereto, is referred to as the “Security Instrument”); and

WHEREAS, Original Lender assigned all of its right, title and interest in and to the Security Instrument to Wells Fargo Bank, N.A., as Trustee for the Registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2007-EOP (together with its successors and assigns, “Lender”) pursuant to assignment recorded in Official Record Book 42184, Page 27 of the Public Records of Suffolk County, Massachusetts; and

WHEREAS, Lender, Landlord and Tenant desire to confirm their understanding and agreement with respect to the Lease and the Security Instrument.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lender and Tenant hereby agree and covenant as follows:

1.                                       Subject to the terms and conditions of this Agreement, the Lease, and all of the terms, covenants, provisions and conditions thereof (including, without limitation, any right of first refusal, right of first offer, option or any similar right with respect to the sale or purchase of the Property, or any portion thereof) is, shall be, and shall at all times remain and continue to be, subject and subordinate in all respects to the lien of the Security Instrument and to all advances and re-advances made thereunder and all sums secured thereby.  This provision shall be self-operative.

2.                                       So long as (i) Tenant is not in default (following the giving of any required notice and the expiration of any cure period given in the Lease to Tenant to cure such default) in the payment of rent or additional rent or in the performance or observance of any of the other terms, covenants, provisions or conditions of the Lease on Tenant’s part to be performed or observed, (ii) Tenant is not in default under this Agreement, and (iii) the Lease is in full force and effect: (a) Tenant’s possession of the Premises and Tenant’s rights and privileges under the Lease, or any extensions or renewals thereof which may be effected in accordance with any option therefor which is contained in the Lease, shall not be diminished or interfered with by Lender, and Tenant’s occupancy of the Premises shall not be disturbed by Lender for any reason whatsoever during the term of the Lease or any such extensions or renewals thereof, and (b) Lender will not join Tenant as a party defendant in any action or proceeding to foreclose the Security Instrument or to enforce any rights or remedies of Lender under the Security Instrument which would cut off, destroy, terminate or extinguish the Lease or Tenant’s interest and estate under the Lease (except to the extent required so that Tenant’s right to receive or set off any monies or obligations owed or to be performed by any of Lender’s predecessors-in-interest shall not be enforceable thereafter against Lender or any of Lender’s successors-in-interest).  Notwithstanding the foregoing provisions of this paragraph, if it would be procedurally disadvantageous for Lender not to name or join Tenant as a party in a foreclosure proceeding with respect to the Security Instrument, Lender may so name or join Tenant so long as such action will not in any way diminish or otherwise affect the rights and privileges granted to, or inuring to the benefit of, Tenant under this Agreement.

3.                                       (A)                              After notice is given by Lender that the Security Instrument is in default and that the rentals under the Lease should be paid to Lender, Tenant will pay to Lender, or pay in accordance with the directions of Lender, all rentals and other monies due and to become due to Landlord under the Lease or otherwise in respect of the Premises.  Such payments shall be made regardless of any right of set-off, counterclaim or other defense which Tenant may have against Landlord, whether as the tenant under the Lease or otherwise, except that Tenant shall be permitted to exercise (i) its rent abatement rights as set forth in Sections 1.05, 3.01, 3.04, 4.10, 8.03, 17.03, 18, 29.03, 30.02, 31.05 and 32.01 of the Lease, (ii) its self-help rights as set forth in Section 10.02 of the Lease, and (iii) Tenant’s self-help rights with right of setoff as expressly provided in Sections 4.08 and 32.12 of the Lease; provided, however that, Tenant’s self-help rights with right of setoff as expressly provided in Sections 4.08 and 32.12 shall be effective against Lender only if Tenant provides Lender with the written notice required under Sections 4.08 and 32.12 of the Lease (the “4.08 and 32.12 Notice”), and additionally provided that Tenant delivers to Lender a written estoppel certificate signed by Tenant which is delivered to Lender (i) at any time during the period from November 1, 2010 through December 31, 2010 (the “First Estoppel Period”) and (ii) at any time during the period from November 1, 2011 through December 31, 2011 (the “Second Estoppel Period”).  Each written estoppel certificate shall consist solely of Tenant’s written confirmation, as of the date of such estoppel certificate, (i) whether Landlord is then in default under Section 4.08 and/or Section 32.12 of the Lease, and (ii) of the amount of Landlord’s Contribution that has been properly funded in accordance with the terms of the Lease and the amount of Landlord’s Contribution that is remaining to be funded (each, an “Estoppel” and collectively, the “Estoppels”).  Tenant shall be deemed to have waived its rights of self-help and offset under Section 4.08 with respect to any portion of Landlord’s Contribution that the Estoppel confirms has been funded aforesaid.  With respect to any particular default by Landlord under said Section 4.08 and/or Section 32.12, Tenant’s failure to deliver the 4.08 or 32.12 Notice shall result in Lender’s not being subject to Tenant’s self-help and offset rights under Sections 4.08 and 32.12 of the Lease with respect to that particular default.  Tenant’s failure to deliver the Estoppels shall result in Lender’s not being subject to Tenant’s self-help and offset rights under Sections 4.08 and 32.12 of the Lease.   Landlord hereby consents to such action by Tenant and agrees that Tenant shall have the right to rely on any such notice from Lender without incurring any obligation or liability to Landlord, and Tenant is hereby instructed to disregard any notice to the contrary received from Landlord or any third party.

(B)                                In addition, if Lender (or its nominee or designee) shall succeed to the rights of Landlord under the Lease through possession or foreclosure action, delivery of a deed, or otherwise, or another person purchases the Property or the portion thereof containing the Premises upon or following foreclosure of the Security Instrument or in connection with any bankruptcy case commenced by or against Landlord, then, at the request of Lender (or its nominee or designee) or such purchaser (Lender, its nominees and designees, and such purchaser, and their respective successors and assigns, each being a “Successor-Landlord”), Tenant shall attorn to and recognize Successor-Landlord as Tenant’s landlord under the Lease, and shall promptly execute and deliver any instrument that Successor-Landlord may reasonably request to evidence such attornment.  Upon such attornment, the Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor-Landlord and Tenant upon all terms, conditions and covenants as are set forth in the Lease.  If the Lease shall have terminated by operation of law or otherwise as a result of or in connection with a bankruptcy case commenced by or against Landlord or a foreclosure action or proceeding or delivery of a deed in lieu, upon request of either party, each of Successor-Landlord and Tenant shall promptly execute and deliver a direct lease with Successor-Landlord, which direct lease shall be on substantially the same terms and conditions as the Lease (subject, however, to the provisions of clauses (i)-(v) of this paragraph 3(B)), and shall be effective as of the day the Lease shall have terminated as aforesaid.  Notwithstanding the continuation of the Lease, the attornment of Tenant thereunder or the execution of a direct lease between Successor-Landlord and Tenant as aforesaid, Successor-Landlord shall not:

(i)                                     be liable for any previous act or omission of Landlord under the Lease, except to the extent that (A) such act or omission continues after the date that the Successor-Landlord succeeds to Landlord’s interest in the Property and Lender (or Successor-Landlord to the extent Tenant has been notified in writing of the existence of such Successor-Landlord and Tenant has been provided with a notice address for such Successor-Landlord) has been provided with notice of such act or omission pursuant to the requirements of Section 5(A) hereof, and (B) such act or omission of Landlord is of a nature that Successor-Landlord can cure by performing a service or making a repair (it being acknowledged that notwithstanding the foregoing, under no circumstances shall Successor-Landlord have any obligations to perform any construction or alteration obligations under Section 4 of the Lease nor shall Successor-Landlord have any obligations to pay any tenant allowance monies under Section 4 of the Lease; provided, however, that the foregoing shall not impact Tenant’s right to exercise (1) its rent abatement rights as set forth in Sections 1.05, 3.01, 3.04, 4.10, 8.03, 17.03, 18, 29.03, 30.02, 31.05 and 32.01 of the Lease, (2) its self-help rights as set forth in Section 10.02 of the Lease, and (3) Tenant’s self-help rights with right of setoff as expressly provided in Sections 4.08 and 32.12 of the Lease, provided further, however that, Tenant’s self-help rights with right of setoff as expressly provided in Sections 4.08 and 32.12 shall be effective against Successor-Landlord only if Tenant provides Lender (or Successor-Landlord, to the extent Tenant has been notified in writing of the existence of such Successor-Landlord and Tenant has been provided with a notice address for such Successor-Landlord) with the 4.08 and 32.12 Notice, and additionally provided that Tenant delivers to Lender (or Successor-Landlord, to the extent Tenant has been notified in writing of the existence of such Successor-Landlord and Tenant has been provided with a notice address for such Successor-Landlord) the Estoppels as required under Section 3 (A) above.  Tenant shall be deemed to have waived its rights of self-help and offset under Section 4.08 with respect to any portion of Landlord’s Contribution that the Estoppel confirms has been funded aforesaid.  With respect to any particular default by Landlord under said Section 4.08 and/or Section 32.12, Tenant’s failure to deliver the 4.08 or 32.12 Notice shall result in Successor-Landlord’s not being subject to Tenant’s self-help and offset rights under Sections 4.08 and 32.12 of the Lease with respect to that particular default.  Tenant’s failure to deliver the Estoppels shall result in Successor-Landlord’s not being subject to Tenant’s self-help and offset rights under Sections 4.08 and 32.12 of the Lease) (notwithstanding anything contained herein, in no event shall Successor-Landlord have any obligations to pay any tenant allowance monies under the Lease or perform any of the prior Landlord’s construction or alteration obligations under Section 4 of the Lease);

(ii)                                  be subject to any off-set, defense or counterclaim which shall have theretofore accrued to Tenant against Landlord, except for (i) Tenant’s rent abatement rights as set forth in Sections 1.05, 3.01, 3.04, 4.10, 8.03, 17.03, 18, 29.03, 30.02, 31.05 and 32.01 of the Lease, (ii) Tenant’s self-help rights as set forth in Section 10.02 of the Lease, and (iii) Tenant’s self-help rights with right of setoff as expressly provided in Sections 4.08 and 32.12 of the Lease, provided, however that, Tenant’s self-help rights with right of setoff as expressly provided in Sections 4.08 and 32.12 shall be effective against Successor-Landlord only if Tenant provides Lender (or Successor-Landlord, to the extent Tenant has been notified in writing of the existence of such Successor-Landlord and Tenant has been provided with a notice address for such Successor-Landlord) with the 4.08 and 32.12 Notice, and additionally provided that Tenant delivers to Lender (or Successor-Landlord, to the extent Tenant has been notified in writing of the existence of such Successor-Landlord and Tenant has been provided with a notice address for such Successor-Landlord) the Estoppels as required under Section 3 (A) above.  Tenant shall be deemed to have waived its rights of self-help and offset under Section 4.08 with respect to any portion of Landlord’s Contribution that the Estoppel confirms has been funded aforesaid.  With respect to any particular default by Landlord under said Section 4.08 and/or Section 32.12, Tenant’s failure to deliver the 4.08 or 32.12 Notice shall result in Successor-Landlord’s not being subject to Tenant’s self-help and offset rights under Sections 4.08 and 32.12 of the Lease with respect to that particular default.  Tenant’s failure to deliver the Estoppels shall result in Successor-Landlord’s not being subject to Tenant’s self-help and offset rights under Sections 4.08 and 32.12 of the Lease) (notwithstanding anything contained herein, in no event shall Successor-Landlord have any obligations to pay any tenant allowance monies under the Lease or perform any of the prior Landlord’s construction or alteration obligations under Section 4 of the Lease);

(iii)                               be bound by any modification of the Lease (other than the exercise by Tenant of an existing right or option of Tenant expressly contemplated under the terms of the Lease which occurs strictly in accordance with the terms of the Lease), or by any previous prepayment of rent or additional rent made more than one (1) month prior to the date same was due which Tenant might have paid to Landlord, unless such modification or prepayment shall have been expressly approved in writing by Lender;

(iv)                              be liable for any security deposited under the Lease unless such security has been physically delivered to Lender or Successor-Landlord; and

(v)                                 be liable or obligated to comply with or fulfill any of the obligations of Landlord under the Lease or any agreement relating thereto with respect to the construction of, or payment for, improvements on or above the Premises (or any portion thereof), leasehold improvements, tenant work letters and/or similar items.

4.                                       Except as expressly contemplated by the terms of the Lease, Tenant agrees that, without the prior written consent of Lender, it shall not (a) amend, modify, terminate or cancel the Lease or any extensions or renewals thereof, (b) tender a surrender of the Lease, (c) make a prepayment of any rent or additional rent more than one (1) month in advance of the due date thereof, or (d) subordinate or permit the subordination of the Lease to any lien subordinate to the Security Instrument.  Any such purported action without such consent shall be void as against the holder of the Security Instrument.

5.                                       (A)                              In addition to any other notices that Tenant is required to provide under the Lease and/or under this Agreement, Tenant shall promptly notify Lender of any default by Landlord under the Lease and of any act or omission of Landlord which would give Tenant the right to cancel or terminate the Lease or to claim a partial or total eviction.

(B)                                In the event of a default by Landlord under the Lease which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate the Lease or to claim a partial or total eviction, or in the event of any other act or omission of Landlord which would give Tenant the right to cancel or terminate the Lease, Tenant shall not exercise such right (i) until Tenant has given written notice of such default, act or omission to Lender, and (ii) unless Lender has failed, within sixty (60) days after Lender receives such notice, to cure or remedy the default, act or omission or, if such default, act or omission shall be one which is not reasonably capable of being remedied by Lender within such sixty (60) day period, until a reasonable period for remedying such default, act or omission shall have elapsed following the giving of such notice and following the time when Lender shall have become entitled under the Security Instrument to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under the Lease or otherwise, after similar notice, to effect such remedy), provided that Lender shall with due diligence give Tenant written notice of its intention to, and shall commence and continue to, remedy such default, act or omission.  If Lender cannot reasonably remedy a default, act or omission of Landlord until after Lender obtains possession of the Premises, Tenant may not terminate or cancel the Lease or claim a partial or total eviction by reason of such default, act or omission until the expiration of a reasonable period necessary for the remedy after Lender secures possession of the Premises.  To the extent Lender incurs any expenses or other costs in curing or remedying such default, act or omission, including, without limitation, attorneys’ fees and disbursements, Lender shall be subrogated to Tenant’s rights against Landlord.

(C)                                Notwithstanding the foregoing, Lender shall have no obligation hereunder to remedy such default, act or omission.

6.                                       To the extent that the Lease shall entitle Tenant to notice of the existence of any mortgage and the identity of any mortgagee or any ground lessor, this Agreement shall constitute such notice to Tenant with respect to the Security Instrument and Lender.

7.                                       Intentionally Deleted.

8.                                       Except as otherwise provided herein, in the event that a Successor-Landlord shall acquire title to the Property or the portion thereof containing the Premises, Successor-Landlord shall have no obligation, nor incur any liability, beyond Successor-Landlord’s then interest, if any, in the Property, and Tenant shall look exclusively to such interest, if any, of Successor-Landlord in the Property for the payment and discharge of any obligations imposed upon Successor-Landlord hereunder or under the Lease, and Successor-Landlord is hereby released or relieved of any other liability hereunder and under the Lease.  Tenant agrees that, with respect to any money judgment which may be obtained or secured by Tenant against Successor-Landlord, Tenant shall look solely to the estate or interest owned by Successor-Landlord in the Property, and Tenant will not collect or attempt to collect any such judgment out of any other assets of Successor-Landlord.

9.                                       Intentionally Deleted.

10.                                 If the Lease provides that Tenant is entitled to expansion space, Successor-Landlord shall have no obligation, nor any liability, for failure to provide such expansion space if a prior landlord (including, without limitation, Landlord), by reason of a lease or leases entered into by such prior landlord with other tenants of the Property, has precluded the availability of such expansion space.

11.                                 Except as specifically provided in this Agreement, Lender shall not, by virtue of this Agreement, the Security Instrument or any other instrument to which Lender may be a party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise.

12.                                 (A)                              Tenant acknowledges and agrees that this Agreement satisfies and complies in all respects with the provisions of Section 24 of the Lease, and that this Agreement supersedes (but only to the extent inconsistent with) the provisions of such Article and any other provision of the Lease relating to the priority or subordination of the Lease and the interests or estates created thereby to the Security Instrument.

(B)                                Tenant agrees to enter into a subordination, non-disturbance and attornment agreement with any lender which shall succeed Lender as lender with respect to the Property, or any portion thereof, provided that such agreement is substantially similar to this Agreement.  Tenant does herewith irrevocably appoint and constitute Lender as its true and lawful attorney-in-fact in its name, place and stead to execute such subordination, non-disturbance and attornment agreement, without any obligation on the part of Lender to do so.  This power, being coupled with an interest, shall be irrevocable as long as the Indebtedness secured by the Security Instrument remains unpaid.  Lender agrees not to exercise its rights under the preceding two sentences if Tenant promptly enters into the subordination, non-disturbance and attornment agreement as required pursuant to the first sentence of this subparagraph (B).

13.                                 (A)                              Any default notice required or permitted to be given by Tenant to Landlord shall be simultaneously given also to Lender, and any right to Tenant dependent upon notice shall take effect only after notice is so given.  Performance by Lender shall satisfy any conditions of the Lease requiring performance by Landlord, and Lender shall have a reasonable time to complete such performance as provided in Paragraph 5 hereof.

(B)                                All notices or other communications required or permitted to be given to Tenant or to Lender pursuant to the provisions of this Agreement shall be in writing and shall be deemed given only if mailed by United States registered mail, postage prepaid, or if sent by nationally recognized overnight delivery service (such as Federal Express or United States Postal Service Express Mail), addressed as follows:

to Tenant, at the following address:

Investment Technology Group, Inc.
Attn: General Counsel
380 Madison Avenue
New York, New York 10017

With a copy of any notices to Tenant to:	Investment Technology Group, Inc.
Attn: Facilities Manager
44 Farnsworth Street
Boston, MA 02210

to Lender, at the following address:	Wells Fargo Bank, N.A., as Trustee
for the Registered Holders of GS Mortgage
Securities Corporation II, Commercial Mortgage
Pass-Through Certificates, Series 2007-EOP
c/o Bank of America, N.A.
Capital Markets Servicing Group
900 West Trade Street, Suite 650
Charlotte, North Carolina 28255

or to such other address or number as such party may hereafter designate by notice delivered in accordance herewith.  All such notices shall be deemed given three (3) business days after delivery to the United States Post office registry clerk if given by registered mail, or on the next business day after delivery to an overnight delivery courier.

14.                                 This Agreement may be modified only by an agreement in writing signed by the parties hereto, or their respective successors-in-interest.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, and their respective successors and assigns.  The term “Lender” shall mean the then holder of the Security Instrument.  The term “Landlord” shall mean the then holder of the landlord’s interest in the Lease.  The term “person” shall mean an individual, joint venture, corporation, partnership, trust, limited liability company, unincorporated association or other entity.  All references herein to the Lease shall mean the Lease as modified by this Agreement, and to any amendments or modifications to the Lease which are consented to in writing by Lender or otherwise expressly permitted hereunder.  Any inconsistency between the Lease and the provisions of this Agreement shall be resolved, to the extent of such inconsistency, in favor of this Agreement.

15.                                 Tenant hereby represents to Lender as follows:

(a)                                  The Lease is in full force and effect, and has not been further amended.

(b)                                 There has been no assignment of the Lease or subletting of any portion of the premises demised under the Lease.

(c)                                  There are no oral or written agreements or understandings between Landlord and Tenant relating to the premises demised under the Lease or the Lease transaction except as set forth in the Lease.

(d)                                 The execution of the Lease was duly authorized and the Lease is in full force and effect, and to the best of Tenant’s knowledge there exists no default (beyond any applicable grace period) on the part of either Tenant or Landlord under the Lease.

(e)                                  There has not been filed by or against Tenant, nor to the best of the knowledge and belief of Tenant is there threatened against Tenant, any petition under the bankruptcy laws of the United States.

16.                                 Whenever, from time to time, reasonably requested by Lender (but not more than three (3) times during any calendar year), Tenant shall execute and deliver to or at the direction of Lender, and without charge to Lender, one or more written certifications, in the form required by Section 24 of the Lease.

17.                                 BOTH TENANT AND LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

18.                                 This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

[The remainder of this page is left intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

LENDER:

WELLS FARGO BANK, N.A., AS TRUSTEE FOR THE REGISTERED HOLDERS OF GS MORTGAGE SECURITIES CORPORATION II, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-EOP

By: Bank of America, N.A., as Servicer

By:
Name:
Title:

TENANT

INVESTMENT TECHNOLOGY GROUP, INC.,
a Delaware corporation

By:
Name:
Title:

AGREED AND CONSENTED TO:

LANDLORD:

MA-100 HIGH STREET, L.L.C., a Delaware

limited liability company

By:
Name:
Title:

STATE OF	)

) ss.

COUNTY OF	)

On the          day of                         in the year 2009 before me, the undersigned, a notary public in and for said state, personally appeared                                                       , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal]	My commission expires:

STATE OF	)

) ss.

COUNTY OF	)

On the          day of                         in the year 2009 before me, the undersigned, a notary public in and for said state, personally appeared                                                       , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal]	My commission expires:

STATE OF	)

) ss.

COUNTY OF	)

On the          day of                         in the year 2009 before me, the undersigned, a notary public in and for said state, personally appeared                                                       , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal]	My commission expires:

SCHEDULE A

Legal Description of Property

EXHIBIT J

JANITORIAL CLEANING SPECIFICATIONS

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 HIGH STREET, L.L.C., a Delaware limited liability company (“Landlord”) and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation (“Tenant”) for space in the Building located at 150 Federal Street, Boston, Massachusetts 02110, which address is expected to be changed to 100 High Street, Boston, Massachusetts 02110 after the execution of this Lease. Capitalized terms used but not defined herein shall have the meanings given in this Lease.

OFFICE AREAS (All Floors)

Empty all waste receptacles.  Clean, and reline when needed.  Remove material to designated areas.

Vacuum all carpeted main traffic and use areas, including conference rooms, reception areas, interior stairwells, hallways and corridors with the exception of individual offices. Spot vacuum/clean all others areas as needed.

Wash and sanitize all drinking fountains.

Damp mop spillage in uncarpeted office areas.

Spot clean carpets to remove light spillage. Report large spills and stains to supervisor.

Assure all designated locked doors are closed after area has been cleaned.

Activate all alarm systems as instructed by occupant (if applicable).

Arrange chairs at desk and conference room tables and turn off lights upon exiting.

Clean conference room tables and remove any remaining food items.

Clean and sweep all lunchroom/eating areas.  Wash and wipe tables and counter tops and clean sinks.

Remove scuff marks on floor as needed.

Vacuum all carpeted areas completely, private offices and cubicle interiors, desk knee area spaces and under waste containers.

Dust and wipe clean with damp or treated cloth all office furniture, files, and cubicle partition tops, (DO NOT MOVE PAPERS).

Remove all finger marks and smudges from all vertical surfaces, including doors, door frames, around light switches, private entrance glass, and partitions.

Damp wipe and polish all glass furniture tops.

Damp mop hard surfaced floors and/or uncarpeted surface floors.

Sweep uncarpeted floors employing dust control techniques with exception of lunchroom

Dust and wipe clean chair bases and arms, telephones, cubicle shelves, window sills, relite ledges and all other horizontal surfaces as needed to maintain clean appearance.

Edge vacuum all carpeted areas, as needed.

RESTROOMS EXISTING IN THE CORE OF THE BUILDING AS OF THE DATE OF THIS LEASE

Clean and sanitize all mirrors, brightwork, countertops and enameled surfaces.

Wash and disinfect all basins, urinals, bowls (cleaning underside of rim) and fixtures using scouring powder to remove stains.

Wash both sides of all toilet seats with soap and/or disinfectant.

Clean flushometers, piping, toilet seat hinges, and other metal.

Empty, clean, and damp wipe all waste receptacles.

Sweep, wet mop, and sanitize entire floor, including around toilet seats and under urinals.

Damp wipe all walls, partitions, doors, and outside surfaces of all dispensers, as needed.

Fill toilet paper, soap, towels, and sanitary napkin dispensers (if applicable).

Wash and disinfect all showers including shower walls, floors, brightwork and doors (if applicable).

Replace trash liner.

Flush water through P-trap to ensure elimination of odor.

Machine scrub floors.

COMMON AREA LOBBY, ELEVATOR, CORRIDOR, INTERIOR STAIRWAYS (EXCLUDING EMERGENCY EXIT STAIRWAYS) AND ENTRANCE AREAS

Sweep and spot mop all stone, vinyl or composition lobby floors.

Vacuum and spot clean all carpeted floor and mats.

Dust and polish all brightwork, including mirrors and elevator call buttons.

Dust and polish all metal surfaces in elevators, including tracks, and elevator doors.

Vacuum and spot clean all carpet in elevators.

Clean and polish all trash receptacles

Dust all fire extinguisher cabinets and/or units.

Spot clean all doors.

All furniture should be cleaned as necessary (including directories)

Wash, disinfect and dry polish water coolers (if applicable).

Clean glass entrance doors, adjacent glass panels and tracks (i.e. relites) (if applicable).

Spot sweep and/or spot vacuum all interior stairways (excluding emergency exit stairways) and landings (if applicable).

Maintain lobby floor as recommended by manufacturer.

Wet mop all stone, vinyl or composition lobby floors

Sweep and/or vacuum all interior stairways (excluding emergency exit stairways) and landings (if applicable).

Clean the exterior of all exterior Building windows at least two times each year and the interior of all exterior Building windows at least one time each year.

JANITORIAL ITEMS/AREAS RELATING TO BUILDING GENERALLY

Keep janitorial rooms in a clean, neat and orderly condition.

Maintain all janitorial carts and equipment in safe and clean condition.

GENERAL BUILDING FITNESS CENTER (If applicable)

Vacuum all exposed carpeted floors.

Spot clean all mirrors and walls.

Spray and disinfect fitness center equipment nightly.

Edge vacuum all carpeted areas, as needed.

Dust all ledges, as needed

Clean mirrors completely.

Stock supplies and towels.

GENERAL BUILDING LOCKER ROOMS (If applicable)

Perform building restroom cleaning specifications to restroom and locker room areas.

Clean and disinfect showers completely, including walls, doors, floors, and floor drains.

LOADING DOCK, VAN PARKING AREAS, GENERAL BUILDING TRASH AREAS

Empty and reline all waste receptacles.

Sweep ramps, loading bays and parking areas for trash and cigarette butts.

GENERAL BUILDING COMMON AREA SERVICES

Spot clean and restock, as needed, all janitorial service closets.

Vacuum all garage lobbies and elevator carpets

RECYCLING

Office Areas:  Remove recycling material when container is full.

General Common Areas: Pick up and compact all recycle trash, including boxes in accordance with tenants recycle specifications.

EXHIBIT K

PLANS AND SPECIFICATIONS FOR GENERATOR AND SCOPE OF WORK

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 HIGH STREET, L.L.C., a Delaware limited liability company (“Landlord”) and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation (“Tenant”) for space in the Building located at 150 Federal Street, Boston, Massachusetts 02110, which address is expected to be changed to 100 High Street, Boston, Massachusetts 02110 after the execution of this Lease.  Capitalized terms used but not defined herein shall have the meanings given in this Lease.

K-1

EXHIBIT L

OUTLINE AND LOCATION OF GENERATOR AREA AND FUEL TANK AREA

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 HIGH STREET, L.L.C., a Delaware limited liability company (“Landlord”) and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation (“Tenant”) for space in the Building located at 150 Federal Street, Boston, Massachusetts 02110, which address is expected to be changed to 100 High Street, Boston, Massachusetts 02110 after the execution of this Lease.  Capitalized terms used but not defined herein shall have the meanings given in this Lease.

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EXHIBIT M

PROPOSED ELECTRICAL ROUTING OF ELECTRICAL LINES FOR GENERATOR

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 HIGH STREET, L.L.C., a Delaware limited liability company (“Landlord”) and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation (“Tenant”) for space in the Building located at 150 Federal Street, Boston, Massachusetts 02110, which address is expected to be changed to 100 High Street, Boston, Massachusetts 02110 after the execution of this Lease.  Capitalized terms used but not defined herein shall have the meanings given in this Lease.

M-1

EXHIBIT N

RENTABLE SQUARE FOOTAGE OF FLOORS 14 THROUGH 20

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 HIGH STREET, L.L.C., a Delaware limited liability company (“Landlord”) and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation (“Tenant”) for space in the Building located at 150 Federal Street, Boston, Massachusetts 02110, which address is expected to be changed to 100 High Street, Boston, Massachusetts 02110 after the execution of this Lease.  Capitalized terms used but not defined herein shall have the meanings given in this Lease.

Floor 14:	18,116 rentable square feet
Floor 15:	18,229 rentable square feet
Floor 16:	18,229 rentable square feet
Floor 17:	17,618 rentable square feet
Floor 18:	18,531 rentable square feet
Floor 19:	18,698 rentable square feet
Floor 20:	18,699 rentable square feet

Total:	128,120 rentable square feet

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EXHIBIT O

OUTLINE AND APPROXIMATE LOCATION OF DEMISING WALL FOR A PARTIAL FLOOR CONTRACTION

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 HIGH STREET, L.L.C., a Delaware limited liability company (“Landlord”) and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation (“Tenant”) for space in the Building located at 150 Federal Street, Boston, Massachusetts 02110, which address is expected to be changed to 100 High Street, Boston, Massachusetts 02110 after the execution of this Lease.  Capitalized terms used but not defined herein shall have the meanings given in this Lease.

O-1